    As filed with the Securities and Exchange Commission on December 24, 2003
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 -------------

                    UTAH                           CENTRAL WIRELESS, INC.                       87-0476117
       (State or Other Jurisdiction of                                             (I.R.S. Employer Identification No.)
       Incorporation or Organization)      (Name of Registrant in Our Charter)


                                                                                             KENNETH W. BRAND
      4333 SOUTH TAMIAMI TRAIL, SUITE E                    _____                    4333 SOUTH TAMIAMI TRAIL, SUITE E
           SARASOTA, FLORIDA 34231              (Primary Standard Industrial             SARASOTA, FLORIDA 34231
               (941) 929-1534                   Classification Code Number)                   (941) 929-1534
 (Address and telephone number of Principal
  Executive Offices and Principal Place of                                        (Name, address and telephone number of
                  Business)                                                                 agent for service)

                                                         Copies to:

             Clayton E. Parker, Esq.                                                       Harris C. Siskind, Esq.
           Kirkpatrick & Lockhart LLP                                                    Kirkpatrick & Lockhart LLP
     201 S. Biscayne Boulevard, Suite 2000                                          201 S. Biscayne Boulevard, Suite 2000
             Miami, Florida 33131                                                            Miami, Florida 33131
                (305) 539-3300                                                                  (305) 539-3300
         Telecopier No.: (305) 358-7095                                                 Telecopier No.: (305) 358-7095


         Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                  CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                              PROPOSED MAXIMUM
                                                                          PROPOSED MAXIMUM       AGGREGATE        AMOUNT OF
            TITLE OF EACH CLASS OF                    AMOUNT TO BE         OFFERING PRICE         OFFERING      REGISTRATION
         SECURITIES TO BE REGISTERED                   REGISTERED          PER SHARE (1)          PRICE (1)           FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share         888,224,128 shares (2)       $0.0115          $10,214,577.47      $914.20
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                            888,224,128 shares (2)       $0.0115          $10,214,577.47      $914.20
============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of December 15, 2003.

(2) Of these shares, 500,000,000 are being registered under the Equity Line of Credit, 377,624,128 are being registered under the convertible debentures and 2,850,000 are being registered under warrants. These shares include such additional shares of common stock as may be issued as a result of the anti-dilution provisions contained in such securities. The number of shares of common stock registered for the convertible debentures and the warrants hereunder represents a good faith estimate by us for the number of shares of common stock issuable upon conversion of the documents and exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated 200% of the number of shares of our common stock issuable upon conversion of the debentures and exercise of the warrants. Should the conversion ratio result to our having insufficient shares we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

                              --------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                 Subject to completion, dated December 24, 2003

                             CENTRAL WIRELESS, INC.
                       888,224,128 SHARES OF COMMON STOCK

         This prospectus relates to the sale of up to 888,224,128 shares of Central Wireless, Inc.'s ("Central Wireless") common stock by certain persons who are stockholders, or who are beneficially deemed to be stockholders, of Central Wireless. Please refer to "Selling Stockholders" beginning on page 8. Central Wireless is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Central Wireless will, however, receive proceeds from the sale of common stock pursuant to warrants and under the Private Equity Line of Credit Agreement ("Equity Line of Credit") which was entered into on October 24, 2003 between Central Wireless and AJW Partners, LLC ("AJW Partners"), AJW Qualified Partners, LLC ("AJW Qualified"), AJW Offshore, Ltd. ("AJW Offshore"), New Millennium Capital Partners, II, LLC ("New Millennium") and Equilibrium Equity, LLC ("Equilibrium") (at times, AJW Partners, AJW Qualified, AJW Offshore, New Millennium and Equilibrium are collectively referred to as the "AJW Entities"), and no other stockholders. All costs associated with this registration will be borne by Central Wireless.

         The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On December 26, 2003, the last reported sale price of our common stock was $0.0105 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "CWIR." These prices will fluctuate based on the demand for the shares of common stock.

         The selling stockholders consist of AJW Partners, who intends to sell up to 225,983,176 shares of common stock, 125,000,000 of which are under the Equity Line of Credit 100,358,176 of which are under convertible debentures and 625,000 of which are under warrants; AJW Qualified, who intends to sell up to 227,971,600 shares of common stock, 125,000,000 of which are under the Equity Line of Credit, 102,171,600 of which are under convertible debentures and 800,000 of which are under warrants; AJW Offshore, who intends to sell up to 230,366,692 shares of common stock, 125,000,000 of which are under the Equity Line of Credit, 104,566,692 of which are under convertible debentures and 800,000 of which are under warrants; New Millennium, who intends to sell up to 133,652,660 shares of common stock, 62,500,000 of which are under the Equity Line of Credit, 70,527,660 of which are under convertible debentures and 625,000 of which are under warrants; Equilibrium, who intends to sell up to 62,500,000 shares of common stock, all of which are under the Equity Line of Credit; Kenneth W. Brand, our Chief Executive Officer and a director, who intends to sell up to 1,500,000 shares of common stock; Steven W. Troyan, our Vice President of Construction and a director, who intends to sell up to 1,500,000 shares of common stock, Robert Sandburg, who intends to sell up to 1,500,000 shares of common stock; Michael Delin, who intends to sell up to 1,500,000 shares of common stock, Sharon Hetman, a director, who intends to sell up to 1,750,000 shares of common stock.

         The AJW Entities are "underwriters" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. The AJW Entities will pay Central Wireless 87% of, or a 13% discount to, the average of three (3) lowest intra-day trading prices of the common stock during the five consecutive trading day period immediately following the notice date for shares of common stock under the Equity Line of Credit. The 13% is an underwriting discount payable to the AJW Entities.

         Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

         PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 4.

         With the exception of the AJW Entities, which are "underwriters" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate thirty-six months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is __________ __, 2003.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.......................................................................................1
THE OFFERING.............................................................................................2
RISK FACTORS.............................................................................................4
FORWARD-LOOKING STATEMENTS...............................................................................7
SELLING STOCKHOLDERS.....................................................................................8
USE OF PROCEEDS.........................................................................................11
DILUTION................................................................................................12
EQUITY LINE OF CREDIT...................................................................................13
PLAN OF DISTRIBUTION....................................................................................15
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............................................17
DESCRIPTION OF BUSINESS.................................................................................24
MANAGEMENT..............................................................................................28
DESCRIPTION OF PROPERTY.................................................................................31
LEGAL PROCEEDINGS.......................................................................................31
PRINCIPAL STOCKHOLDERS..................................................................................32
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND OTHER STOCKHOLDER MATTERS..........34
DESCRIPTION OF SECURITIES...............................................................................37
EXPERTS.................................................................................................40
LEGAL MATTERS...........................................................................................41
HOW TO GET MORE INFORMATION.............................................................................41
PART II INFORMATION NOT REQUIRED IN PROSPECTUS...........................................................1
EXHIBIT 5.1..............................................................................................1
EXHIBIT 23.2.............................................................................................1
FINANCIAL STATEMENTS...................................................................................F-1

                               PROSPECTUS SUMMARY

         Central Wireless is a wireless communications infrastructure company. Our primary business is the development and construction of towers for the transmission of broadband, cellular and other wireless communications signals. We also provide related services, including site acquisition, zoning and engineering services, and antennae and line installation. We provide various consulting services to our customers, which include lease negotiation, assistance in regulatory matters, and tower design. We function as the general contractor, and hire construction subcontractors on an as-needed basis to build towers to our customer's specifications.

         Our customers consist primarily of broadband and other wireless telecommunications carriers, and individuals or businesses desiring to lease or own telecommunications towers. If we are successful in developing our business, we intend to lease antennae space on towers and rooftop sites that we acquire or lease.

ABOUT US

         Our principal office is located at 4333 South Tamiami Trail, Suite E, Sarasota, Florida 34231. Our telephone number is (941) 929-1534.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are, or are beneficially deemed to be, stockholders of Central Wireless. The selling stockholders consist of AJW Partners, who intends to sell up to 225,983,176 shares of common stock, 125,000,000 of which are under the Equity Line of Credit 100,358,176 of which are under convertible debentures and 625,000 of which are under warrants; AJW Qualified, who intends to sell up to 227,971,600 shares of common stock, 125,000,000 of which are under the Equity Line of Credit, 102,171,600 of which are under convertible debentures and 800,000 of which are under warrants; AJW Offshore, who intends to sell up to 230,366,692 shares of common stock, 125,000,000 of which are under the Equity Line of Credit, 104,566,692 of which are under convertible debentures and 800,000 of which are under warrants; New Millennium, who intends to sell up to 133,652,660 shares of common stock, 62,500,000 of which are under the Equity Line of Credit, 70,527,660 of which are under convertible debentures and 625,000 of which are under warrants; Equilibrium, who intends to sell up to 62,500,000 shares of common stock, all of which are under the Equity Line of Credit; Kenneth W. Brand, our Chief Executive Officer and a director, who intends to sell up to 1,500,000 shares of common stock; Steven W. Troyan, our Vice President of Construction and a director, who intends to sell up to 1,500,000 shares of common stock, Robert Sandburg, who intends to sell up to 1,500,000 shares of common stock; Michael Delin, who intends to sell up to 1,500,000 shares of common stock, Sharon Hetman, a director, who intends to sell up to 1,750,000 shares of common stock.

         Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to the AJW Entities shares of common stock for a total purchase price of $5 million. Pursuant to the terms of the Equity Line of Credit, each of the AJW Entities are obligated to purchase a percentage of any put submitted by Central Wireless. AJW Partners is obligated to purchase twenty-five percent (25%) of each put, AJW Qualified is obligated to purchase twenty-five percent (25%) of each put, AJW Offshore, is obligated to purchase twenty-five percent (25%) of each put, New Millennium is obligated to purchase twelve and one-half percent (12.5%) of each put and Equilibrium is obligated to purchase twelve and one-half percent (12.5%) of each put. The amount of each put is subject to a maximum put amount equal to the lower of (i) twenty percent (20%) of the sum of the volume weighted average price of our common stock for each of the five (5) trading days following the notice multiplied by the reported daily trading volume of our common stock for the same five (5) day trading period, and (ii) an amount that would result in the AJW Entities owning more than 4.99% of the outstanding shares of Central Wireless' common stock. We may not submit any optional purchase notice within ten (10) trading days of a prior optional purchase notice. The AJW Entities will pay Central Wireless 87% of, or a 13% discount to, the average of three (3) lowest intra-day trading prices of the common stock during the five consecutive trading day period immediately following the notice date. the AJW Entities intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Equity Line of Credit.


COMMON STOCK OFFERED                                        888,224,128 shares by selling stockholders

OFFERING PRICE                                              Market price

COMMON STOCK OUTSTANDING BEFORE THE OFFERING(1)             741,122,029 shares as of December 15, 2003

USE OF PROCEEDS                                             We will not  receive any  proceeds of the shares  offered by the selling  stockholders.  Any proceeds we receive from the sale of common stock under the Equity Line of Credit will be used  for  general  working  capital  purposes and to redeem outstanding  convertible debentures.  See "Use of Proceeds."

RISK FACTORS                                                The securities  offered hereby involve a high degree of risk and immediate substantial  dilution.  See "Risk Factors" and
                                                            "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL                      CWIR

---------------
(1) Excludes debentures convertible into up to 188,812,064 shares of common stock under convertibles debentures (assuming a conversion price equal to 50% of $0.01 for $944,060.32 of convertible debentures) up to 500,000,000 shares of common stock to be issued under the Equity Line of Credit, up to 1,425,000 shares of common stock issuable under warrants, or options to purchase up to 18,438 shares of common stock.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                                             NINE MONTHS        NINE MONTHS     TWELVE MONTHS     TWELVE MONTHS
                                                           ENDED SEPTEMBER    ENDED SEPTEMBER   ENDED DECEMBER    ENDED DECEMBER
                                                              30, 2003           30, 2002         31, 2002          31, 2001
                                                            -------------       -----------       -----------       -----------
STATEMENT OF OPERATION DATA:
Income                                                      $      25,508       $        --       $        --       $        --
Total expenses (including interest)                             1,880,629           307,881           532,547                --
Loss from continuing operations                                (1,855,121)         (307,881)         (532,547)               --
                                                            -------------       -----------       -----------       -----------
Loss from operations of discontinued divisions                         --          (240,545)         (266,177)       (1,593,059)
Gain (loss) on disposal of discontinued operations                     --                --             7,452          (149,540)
                                                            -------------       -----------       -----------       -----------
Loss from discontinued operations                                      --          (240,545)         (258,725)       (1,742,599)
Net Loss                                                       (1,855,121)         (548,426)         (791,272)       (1,742,599)
Net Loss per share - basic and diluted                              (0.01)            (0.18)            (0.20)            (2.06)
Weighted average common shares outstanding - basic and
    diluted                                                   159,895,770         3,128,570         3,805,440           846,284

                                                                                          SEPTEMBER 30,      DECEMBER 31,
                                                                                              2003              2003
                                                                                           -----------       -----------
BALANCE SHEET DATA:
Cash                                                                                       $       148       $    58,337
Accounts Receivable                                                                              1,000                --
                                                                                           -----------       -----------
Prepaid Expenses                                                                                 6,883             2,000
                                                                                           -----------       -----------
  Total current assets                                                                           8,001            60,337
                                                                                           -----------       -----------
Tower Site and Improvement Costs                                                               135,000           135,000
  Total assets                                                                             $   143,001       $   195,377
                                                                                           -----------       -----------
Accounts payable                                                                                70,954            60,152
Other Accrued Expenses                                                                         161,414           284,099
Accrued Interest                                                                               186,052                --
Contract Deposits                                                                               10,000                --
Notes payable to Stockholders, net of discounts of $66,458 and $526,534, respectively          859,360           663,620
  Total current liabilities                                                                  1,287,780         1,007,871
                                                                                           -----------       -----------
Preferred Stock, $0.01 par value, 10,000,000 shares authorized,                                     --                --
  no shares issued or authorized;
Common Stock, $0.001 par value, 2,000,000,000 authorized, 248,875,000 shares issued and outstanding as of September 30, 2003, 250,000,000 authorized,
    6,127,122 shares issued and outstanding as of December 31, 2002                            248,875             6,127
Treasury Stock at cost; 1,250,000 shares                                                       (20,000)          (20,000)
                                                                                           -----------       -----------
Preferred Stock-authorized 10,000,000 shares, no shares issued or outstanding                       --                --
                                                                                           -----------       -----------
Additional paid-in capital                                                                   4,829,886         3,549,798
Accumulated deficit prior to re-entering development stage                                  (3,557,147)       (3,557,147)
Accumulated deficit since re-entering development stage                                     (2,646,393)         (791,272)
                                                                                           -----------       -----------
  Total stockholders' equity (deficit)                                                     $(1,444,779)      $  (812,494)
                                                                                           -----------       -----------
  Total liabilities and stockholders' deficit                                              $   143,001       $   195,377
                                                                                           -----------       -----------

                                  RISK FACTORS

         WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

         We have historically lost money in prior years. For the nine months ended September 30, 2003, we sustained losses of $1,855,121. For the fiscal year ended December 31, 2002, we had sustained losses of $791,272. Future losses are likely to occur. Our independent auditors have noted that our Company may not have significant cash or other material assets to cover its operating costs and to allow it to continue as a going concern as described in the following paragraph. Our ability to obtain additional funding will determine our ability to continue as a going concern. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

WE HAVE  BEEN THE  SUBJECT  OF A GOING  CONCERN  OPINION  FROM  OUR  INDEPENDENT
AUDITORS

         Our independent auditors have added explanatory paragraphs to their audit opinions issued in connection with the 2002 and 2001 financial statements which states that our Company is dependent on outside financing and has had losses since inception that raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WE ARE CURRENTLY IN DEFAULT ON OUR CONVERTIBLE DEBENTURES

         We  are  currently  in  default  on  our   obligations   under  certain
convertible debentures purchased by AJW Partners, AJW Qualified, AJW Offshore and New Millennium. Pursuant to the terms of these convertible debentures, the investors may apply a penalty to our Company if we are in default which would increase the amount due to the Investors by at least 30%. Our Company has not paid any principal, interest and/or penalties owed under the convertible debentures, nor do we have the funds available to payoff the outstanding balances of the convertible debentures. In connection with the convertible debentures, we entered into security agreements, in which our Company granted a security interest to the Investors covering substantially all of our assets. Because we are in default on the convertible debentures, the Investors may exercise their rights under the security agreements, which include the right to take possession of our assets, sell such assets, and apply the proceeds of such sales to pay down the outstanding balance of the convertible debentures. The Investors have delivered demand letters to our Company with respect to the current default of these convertible debentures and the registration of shares of our common stock underlying the convertible debentures and the penalty provisions contained within the convertible debentures. In the event the Investors decide to foreclose on our assets, we would not be able to prevent the foreclosure, resulting in the sale of some or all of our assets. In such event, we would be forced to reduce or cease our operations.

WE HAVE BEEN AND CONTINUE TO BE SUBJECT TO A WORKING CAPITAL DEFICIT AND ACCUMULATED DEFICIT

         We had a working capital deficit of $1.3 million at September 30, 2003, compared to a working capital deficit of $0.9 million at December 31, 2003. Our ability to obtain additional funding will determine our ability to continue as a going concern. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

         There has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results, announcements by our competitors and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

         We are dependent upon our two full time employees, Kenneth W. Brand, our Chief Executive Officer and Steven W. Troyan, our Vice President of Construction, to continue in the current performance of their current duties with Central Wireless. The stability and growth of Central Wireless would be significantly compromised if these persons were unable or unwilling to perform their responsibilities. At this time, we have not entered into employment agreements with any of our employees. Our officers are employed "at will" and could resign at any time. If any of our employees terminate their relationship with us, Central Wireless would have to immediately find a suitable replacement, which may not be possible.

OUR  OBLIGATIONS  UNDER THE  CONVERTIBLE  DEBENTURES  AREA SECURED BY ALL OF OUR
ASSETS

         Our obligations under the convertible debentures issued to AJW Partners, AJW Qualified, AJW Offshore and New Millennium are secured by all of our assets. As a result, if we default under the terms of the convertible debentures, AJW Partners, AJW Qualified, AJW Offshore or New Millennium could foreclose its security interest and liquidate all of the assets of Central Wireless. This would cause us to cease operations.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 741,122,029 shares of common stock outstanding as of December 15, 2003, 212,751,467 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 528,370,562 shares of common stock which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. In addition, we have $944,060.32 of outstanding debentures convertible into up to 188,812,064 shares of common stock (assuming a conversion price equal to 50% of $0.01 for the convertible debentures).

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT

         The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. For example, if the offering occurred on September 30, 2003 at an assumed offering price of $0.01 per share, the new stockholders would experience an immediate dilution in the net tangible book value of $0.005 per share. Dilution per share at prices of $0.0075, $0.0050 and $0.0025 per share would be $0.0041, $0.0033 and $0.0025, respectively.

         As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Equity Line of Credit to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

UNDER THE EQUITY LINE OF CREDIT THE AJW ENTITIES WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

         The common stock to be issued under the Equity Line of Credit will be issued at a 13% discount to three (3) lowest intra-day trading prices for the five days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

         The selling stockholders intend to sell in the public market 888,224,128 shares of common stock being registered in this offering. That means that up to 888,224,128 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of Central Wireless and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and rule 144 regulations.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

         Currently, we are dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Equity Line of Credit. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw during any ten (10) trading day period and on the AJW Entities' beneficial ownership of our common stock as discussed below. In addition, if the price of our common stock decreases to a point where the average price at which the AJW Entities purchase shares under the Equity Line of Credit is less than $0.01, we will not be able to draw the total $5,000,000 available under the Equity Line of Credit with the 500,000,000 shares being registered in this Registration Statement. If this occurs, we would need to register additional shares of our common stock to fully utilize the funds available under the Equity Line of Credit.

         In addition, we are required to use up to 60% of the proceeds under the Equity Line of Credit to redeem the outstanding debentures held by the AJW Entities at a redemption price of one hundred thirty percent (130%) of the outstanding principal and interest. Based on the $944,060.32 in convertible debentures outstanding as of December 15, 2003, the Company would be required to use $1,227,278 of the proceeds of the Equity Line of Credit to redeem the convertible debentures. This use of proceeds provision may significantly limit Central Wireless' ability to obtain funds necessary to sustain operations.

WE MAY NOT BE ABLE TO DRAW DOWN UNDER THE EQUITY LINE OF CREDIT IF THE INVESTOR HOLDS MORE THAN 4.99% OF OUR COMMON STOCK

         In the event the AJW Entities hold more than 4.99% of the then-outstanding common stock of Central Wireless, we will be unable to draw down on the Equity Line of Credit. Currently, the AJW Entities have beneficial ownership of 4.90% of our common stock and therefore we likely would not be able to draw down on the Equity Line of Credit so long as the AJW Entities' beneficial ownership remain at or above 4.90%. If we are unable to draw upon the Equity Line of Credit and we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to Central Wireless. A description of each selling shareholder's relationship to Central Wireless and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                                      PERCENTAGE
                                                          OF                            PERCENTAGE
                                                      OUTSTANDING                          OF                            PERCENTAGE
                                                        SHARES                         OUTSTANDING                       OF SHARES
                                                     BENEFICIALLY  SHARES TO BE        SHARES TO BE                     BENEFICIALLY
                                      SHARES            OWNED       ACQUIRED            ACQUIRED                           OWNED
                                    BENEFICIALLY        BEFORE      UNDER THE           UNDER THE    SHARES TO BE          AFTER
                                    OWNED BEFORE       OFFERING    EQUITY LINE         EQUITY LINE   SOLD IN THE         OFFERING
  SELLING STOCKHOLDER                OFFERING            (1)        OF CREDIT          OF CREDIT      OFFERING             (1)
------------------------------------------------------------------------------------------------------------------------------------
                                        SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH CENTRAL WIRELESS
AJW Partners, LLC(2)                38,186,098(3)         4.90%     125,000,000           14.43%     225,983,176(7)             0%

AJW Qualified Partners,
  LLC(2)                            38,186,098(4)         4.90%     125,000,000           14.43%     227,971,600(7)             0%

AJW Offshore, Ltd.(2)               38,186,098(5)         4.90%     125,000,000           14.43%     230,366,692(7)             0%

New Millennium Capital
  Partners, II, LLC(2)              35,576,330(6)         4.58%      62,500,000            7.78%     133,652,660(7)             0%

Equilibrium Equity, LLC(2)                   0               0%      62,500,000            7.78%      62,500,000(7)             0%

                                                      DIRECTORS AND FORMER DIRECTORS
------------------------------------------------------------------------------------------------------------------------------------
Kenneth W. Brand                    44,125,000            5.95%              --             --%        1,500,000             5.75%

Steven W. Troyan                     3,000,000               *               --             --%        1,500,000                *

Robert Sandburg                     42,550,000            5.74%              --             --%        1,500,000             5.54%

Michael Delin                       14,650,000            1.98%              --             --%        1,500,000             1.77%

Sharon R. Hetman                     1,750,000               *               --             --%        1,750,000                0
                                  ------------        --------     ------------        --------   --------------         --------
TOTAL                              256,209,625           27.51%     500,000,000           40.29%     888,224,128            13.27%
                                  ============        ========     ============        ========   ==============         ========

---------------
*        Less than 1%.

(1) Applicable percentage of ownership is based on 741,122,029 shares of common stock outstanding as of December 15, 2003, together with securities exercisable or convertible into shares of common stock within 60 days of December 15, 2003, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of December 15, 2003 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) These selling stockholders are under common control. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Corey S. Ribotsky may be deemed a control person of the shares owned by such entities.

(3) Consists of shares of common stock underlying conversion of $250,895.44 debentures and 312,500 warrants, limited by the 4.9% beneficial ownership conversion and exercise limitations contained in the convertible debentures and warrants, respectively.

(4) Consists of shares of common stock underlying conversion of $255,429.00 debentures and 400,000 warrants, limited by the 4.9% beneficial ownership conversion and exercise limitations contained in the convertible debentures and warrants, respectively.

(5) Consists of shares of common stock underlying conversion of $261,416.73 debentures and 400,000 warrants, limited by the 4.9% beneficial ownership conversion and exercise limitations contained in the convertible debentures and warrants, respectively.

(6) Consists of shares of common stock underlying conversion of $176,319.15 debentures and 312,500 warrants, limited by the 4.9% beneficial ownership conversion and exercise limitations contained in the convertible debentures and warrants, respectively.

(7) Includes the shares acquired under the Equity Line of Credit a good faith estimate of the number of shares needed as a result of conversion of a of the convertible debentures, and shares issuable under warrants.

         The following information contains a description of each selling shareholder's relationship to Central Wireless and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with Central Wireless, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH CENTRAL WIRELESS

         AJW Partners, AJW Qualified, AJW Offshore, New Millennium and Equilibrium are the investors under the Equity Line of Credit and except for Equilibrium, holders of convertible debentures. All investment decisions of the AJW Entities are made by Corey S. Ribotsky. The AJW Entities acquired all shares being registered in this offering in financing transactions with Central Wireless. Those transactions are explained below:

         o EQUITY LINE OF CREDIT. On October 24, 2003, we entered into an Equity Line of Credit with AJW Partners, AJW Qualified, AJW Offshore, New Millennium and Equilibrium . Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to AJW Partners, AJW Qualified, AJW Offshore, New Millennium and Equilibrium shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Equity Line of Credit, AJW Partners, AJW Qualified, AJW Offshore, New Millennium and Equilibrium will pay Central Wireless 87% of, or a 13% discount to, three
                  (3) lowest intra-day trading prices of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Pursuant to the terms of the Equity Line of Credit, each of the AJW Entities are obligated to purchase a percentage of any put submitted by Central Wireless. AJW Partners is obligated to purchase twenty-five percent (25%) of each put, AJW Qualified is obligated to purchase twenty-five percent (25%) of each put, AJW Offshore, is obligated to purchase twenty-five percent (25%) of each put, New Millennium is obligated to purchase twelve and one-half percent (12.5%) of each put and Equilibrium is obligated to purchase twelve and one-half percent (12.5%) of each put. We are required to use sixty percent (60%) of the proceeds obtained under the Equity Line of Credit to redeem outstanding convertible debentures. We are registering 500,000,000 shares in this offering which may be issued under the Equity Line of Credit.

         o CONVERTIBLE DEBENTURES. AJW Partners, AJW Qualified, AJW Offshore and New Millennium have entered into securities purchase agreements with Central Wireless under which AJW Partners, AJW Qualified, AJW Offshore and New Millennium purchased the total amount of $1,575,000. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) a fixed conversion price ranging from $0.60 and $0.005 and (ii) 50% of the average of the three (3) lowest intraday trading prices during the twenty (20) trading day period ending one (1) trading day prior to the date a conversion notice is sent by the holder. The debentures are secured by the assets of Central Wireless. As of December 15, 2003, $944,060.32 in principal remains outstanding. All of the debentures have a one-year term, except for $125,000 in debentures purchased on December 15, 2003, which have a two-year term, and all debentures accrue interest twelve percent (12%) per year. AJW Partners, AJW Qualified, AJW Offshore and New Millennium purchased the convertible debentures from Central Wireless in a private placement. We are currently in default of the provisions of the convertible debentures, except for the convertible debentures purchased on December 15, 2003. Central Wireless is registering in this offering 377,624,128 shares of common stock underlying the convertible debentures.

         o WARRANTS. In connection with AJW Qualified and AJW Offshore's purchase of a total of $200,000 of convertible debentures on August 19, 2003, AJW Qualified and AJW Offshore each received warrants to purchase 400,000 shares of common stock at an exercise price of $0.01 per share, subject to possible adjustments. The warrants have an exercise period of five (5) years. In connection with AJW Partners and New Millennium's purchase of a total of $125,000 of convertible debentures on December 15, 2003, AJW Partners and New Millennium each received warrants to purchase 312,500 shares of common stock at an exercise price of $0.01 per share, subject to possible adjustments. The warrants have an exercise period of five (5) years. Central Wireless is registering in this offering 2,850,000 shares of common stock underlying the warrants.

         There are certain risks related to sales by the AJW Entities, including:

         o The outstanding shares will be issued based on a discount to the market rate. As a result, the lower the stock price around the time the AJW Entities are issued shares, the more shares that the AJW Entities will be issued. This could result in substantial dilution to the interests of other holders of common stock.

         o To the extent the AJW Entities sell their common stock, the common stock price may decrease due to the additional shares in the market. This could allow the AJW Entities to sell greater amounts of common stock, the sales of which would further depress the stock price.

         o The significant downward pressure on the price of the common stock as the AJW Entities sell material amounts of common stocks could encourage short sales by the AJW Entities or others. This could place further downward pressure on the price of the common stock.

         OTHER SELLING SHAREHOLDERS.

         On August 12, 2003, the Company issued 1,500,000 restricted shares to each of Michael Delin, our former Chief Financial Officer and former director, and Robert Sandburg, a consultant, Kenneth W. Brand, our Chief Executive Officer and Chairman of the Board, and Steven W. Troyan, our Vice President of
Construction and a director, in exchange for accrued and unpaid compensation. The stock was priced at its fair market value, or $0.0115 per share, corresponding to $17,250 of accrued and unpaid compensation for each recipient of the shares of common stock. These 6,000,000 shares of common stock are being registered in this offering.

         Sharon Hetman is a director of Central Wireless. We are registering 1,750,000 shares of our common stock owned by Sharon Hetman in the registration statement. Ms. Hetman received $250,000 shares on March 1, 2002. Ms. Hetman received on the remaining 1,500,000 shares in lieu of $45,000 in debt repayment at a price of $0.03 per share.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to the AJW Entities under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 87% three (3) lowest intra-day trading prices of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. Pursuant to the terms of the Equity Line of Credit, Central Wireless must use sixty percent (60%) of the proceeds from the Equity Line of Credit to redeem outstanding convertible debentures issued to the AJW Entities at a redemption price of one hundred thirty percent (130%) of the principal and interest. As Central Wireless has $944,060.32 in outstanding debentures as of December 15, 2003, a significant amount of the proceeds from the Equity Line of Credit will likely be used to redeem the outstanding convertible debentures.

         Pursuant to the Equity Line of Credit, Central Wireless is limited on the amount that can be drawn under the Equity Line of Credit during every ten
(10) trading days and no more than $5 million over thirty-six months.

         For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $85,000. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

GROSS PROCEEDS                                              $  1,000,000        $  2,000,000        $  5,000,000

NET PROCEEDS                                                $    915,000        $  1,915,000        $  4,915,000

NO. OF SHARES ISSUED UNDER THE EQUITY LINE OF CREDIT

AT AN ASSUMED PRICE OF $0.01                                 100,000,000         200,000,000         500,000,000(1)

USE OF PROCEEDS:                                           AMOUNT            AMOUNT                AMOUNT
------------------------------------------------------------------------------------------------------------
Redemption of convertible debentures                     $  600,000        $1,227,278(2)        $1,227,278(2)

General Working Capital, including Administrative
  expenses                                               $  315,000        $  687,722           $3,687,722
                                                         ----------        ----------           ----------

TOTAL                                                    $  915,000        $1,915,000           $4,915,000
                                                         ==========        ==========           ==========


(1) At the assumed stock price of $0.01, Central Wireless has registered sufficient shares of common stock under this registration statement to obtain the full $5 million available under the Equity Line of Credit. However, if the price of our common stock decreases to a point where the average price at which the AJW Entities purchase shares under the Equity Line of Credit is less than $0.01, we will not be able to draw the total $5,000,000 available under the Equity Line of Credit with the 500,000,000 shares being registered in this Registration Statement.

(2) Represents one hundred thirty percent (130%) of the $944,060.32 in convertible debentures outstanding as of December 15, 2003, which would need to be redeemed with the proceeds of the Equity Line of Credit.

                                    DILUTION

         The net tangible book value of Central Wireless as of September 30, 2003 was $(1,144,779) or $(0.0046) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Central Wireless (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Central Wireless, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Equity Line of Credit. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an offering price of $0.01 per share which is in the range of the recent share price.

         If we assume that Central Wireless had issued 500,000,000 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.01 per share (i.e., the number of shares registered in this offering under the Equity Line of Credit), less offering expenses of $85,000, our net tangible book value as of September 30, 2003 would have been $3,770,221 or $0.0050 per share. Note that at an offering price of $0.01 per share, Central Wireless would receive gross proceeds $5,000,000, the total amount available under the Equity Line of Credit. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0096 per share and an immediate dilution to new stockholders of $0.005 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                               $  0.01
Net tangible book value per share before this offering             $(0.0046)
Increase attributable to new investors                             $ 0.0096
Net tangible book value per share after this offering                                 $0.0050
Dilution per share to new stockholders                                                $0.0050


         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                                                   DILUTION
                                   ASSUMED           NO. OF SHARES TO BE           PER SHARE
                               OFFERING PRICE               ISSUED             TO NEW INVESTORS
                               --------------               ------             ----------------
                                  $0.0100               500,000,000(1)              $0.0050
                                  $0.0075                500,000,000                $0.0041
                                  $0.0050                500,000,000                $0.0033
                                  $0.0025                500,000,000                $0.0025

--------------

(1) This represents the maximum number of shares of common stock that will be registered under the Equity Line of Credit.

                              EQUITY LINE OF CREDIT

SUMMARY

         On October 24, 2003, we entered into an Equity Line of Credit with AJW Partners, AJW Qualified, AJW Offshore, New Millennium and Equilibrium. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to the AJW Entities shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Equity Line of Credit, the AJW Entities will pay 87% of, or a 13% discount to the average of three (3) lowest intra-day trading prices of the common stock during the five consecutive trading day period immediately following the notice date. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us. There are no other significant closing conditions to draws under the equity line.

EQUITY LINE OF CREDIT EXPLAINED

         Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to the AJW Entities to raise capital to fund our working capital needs. The periodic sale of shares is known as an put. Pursuant to the terms of the Equity Line of Credit, each of the AJW Entities are obligated to purchase a percentage of any put submitted by Central Wireless. AJW Partners is obligated to purchase twenty-five percent (25%) of each put, AJW Qualified is obligated to purchase twenty-five percent (25%) of each put, AJW Offshore, is obligated to purchase twenty-five percent (25%) of each put, New Millennium is obligated to purchase twelve and one-half percent (12.5%) of each put and Equilibrium is obligated to purchase twelve and one-half percent (12.5%) of each put. We may submit an optional purchase notice every ten (10) trading days. A closing will be held five trading days after such written notice at which time we will deliver shares of common stock and the AJW Entities will pay the put amount. There are no closing conditions for any of the draws other than the written notice and associated correspondence. We are limited, however, on our ability to submit put notices under the Equity Line of Credit based on the number of shares we have registered on this registration statement, the trading volume of shares of our common stock and the AJW Entities' beneficial ownership of our common stock. For example, if the price of our common stock decreases to a point where the average price at which the AJW Entities purchase shares under the Equity Line of Credit is less than $0.01, we will not be able to draw the total $5,000,000 available under the Equity Line of Credit with the 500,000,000 shares being registered in this registration statement.

         We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until the AJW Entities have advanced $5.0 million or thirty-six (36) months after the effective date of the this registration statement, whichever occurs first.

         The amount of each advance is subject to a maximum amount, and we may not submit an advance within ten (10) trading days of a prior advance. The amount of each put is subject to a maximum put amount equal to the lower of (i) twenty percent (20%) of the sum of the volume weighted average price of our common stock for each of the five (5) trading days following the notice multiplied by the reported daily trading volume of our common stock for the same five (5) day trading period, and (ii) an amount that would result in the AJW Entities owning more than 4.99% of the outstanding shares of Central Wireless' common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request advances if the shares to be issued in connection with such advances would result in the AJW Entities owning more than 4.99% of our outstanding common stock. Based on a recent average stock price of $0.01, each of the AJW Entities' beneficial ownership of Central Wireless common stock is 4.90%, except for New Millennium, which beneficially owns 4.58% of Central Wireless' common stock. Therefore we likely would not be permitted to make draws on the Equity Line of Credit so long as the AJW Entities' beneficial ownership remains or is greater than this level. A possibility exists that the AJW Entities may continue to own 4.90% of Central Wireless's outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Line of Credit.

         We do not have any agreements with the AJW Entities regarding the distribution of such stock, although the AJW Entities have indicated that intends to promptly sell any stock received under the Equity Line of Credit.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at a recent price of $0.01 per share, we would issue 500,000,000 shares of common stock to the AJW Entities for gross proceeds of $5,000,000, or the total amount available under the Equity Line of Credit. These shares would represent 40.29% of our outstanding common stock upon issuance. We are registering 880,474,128 shares of common stock for the sale under the Equity Line of Credit, the conversion of debentures, and the exercise of warrants. We would need to register additional shares of common stock in order to fully utilize the $5.0 million available under the Equity Line of Credit at an average price lower than $0.01 per share. Put another way, we do not have sufficient common shares registered under this registration statement to draw down the entire $5.0 million available under the Equity line of Credit if our share price decrease so that the average price that we sell shares under the Equity Line of Credit is less than $0.01 per share.

         There is an inverse relationship between our stock price and the number of shares to be issued under the Equity Line of Credit. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Line of Credit for a given advance and therefore receive less proceeds for the same number of shares of common stock. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Line of Credit at a recent price of $0.01 per share and 25%, 50% and 75% discounts to the recent price.

Purchase Price:                      $       0.0100         $       0.0075         $       0.0050         $       0.0075
No. of Shares(1):                       500,000,000            500,000,000            500,000,000            500,000,000
Total Outstanding (2):                1,241,122,029          1,241,122,029          1,241,122,029          1,241,122,029
Percent Outstanding (3):                      40.29%                 40.29%                 40.29%                 40.29%
Net Cash to Central Wireless:        $    4,915,000         $    3,665,000         $    2,415,000         $    1,165,000

(1) Represents the number of shares of common stock to be issued to the AJW Entities under the Equity Line of Credit at the prices set forth in the table, assuming sufficient authorized shares are available.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to the AJW Entities under the Equity Line of Credit, not including shares issued under the convertible debentures, warrants or options.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

         Proceeds used under the Equity Line of Credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the puts we intend request.

         We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         The AJW Entities are "underwriters" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit. The AJW Entities will pay us 87% of, or a 13% discount to, the average of three (3) lowest intra-day trading prices of the common stock during the five consecutive trading day period immediately following the notice date. The 13% discount is an underwriting discount.

         AJW Partners is a Delaware limited liability company. AJW Partners is a domestic hedge fund in the business of investing in and financing public companies. AJW Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

         AJW Qualified is a New York limited liability company. AJW Qualified is a domestic hedge fund in the business of investing in and financing public companies. AJW Qualified does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

         AJW Offshore is a Cayman Islands company. AJW Offshore is a foreign hedge fund in the business of investing in and financing public companies. AJW Offshore does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price.
Prospective investors should take these factors into consideration before purchasing our common stock.

         New Millennium is a New York limited liability company. New Millennium is a domestic hedge fund in the business of investing in and financing public companies. New Millennium does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

         Equilibrium is a New York limited liability company. Equilibrium is a domestic hedge fund in the business of investing in and financing public companies. Equilibrium does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the AJW Entities and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: a SEC registration fee of $1,037.71 printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $16,482.87. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The purpose of the following discussion and analysis is to explain our current financial condition and to comment on the major factors affecting our results of operations and variance of results between periods. We encourage you to read the following discussion together with the financial statements and notes to the financial statements beginning on page F-1 of this Prospectus.

         GOING CONCERN

         The Company's auditors stated in their reports on the financial statements of the Company for the period ended December 31, 2002 and 2001 that the Company is dependent on outside financing and has had losses that raise substantial doubt about our ability to continue as a going concern. For the nine months ended September 30, 2003 and the fiscal year ended December 31, 2002, the Company incurred a net loss of $1,855,121 and $791,272, respectively. The Company had an accumulated deficit since re-entering the development stage of $2,646,393 as of September 30, 2003. Management is actively seeking additional tower projects. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

         SIGNIFICANT PLANT OR EQUIPMENT PURCHASES

         We do not currently anticipate any significant plant or equipment purchases during the next twelve months.

         EMPLOYEES

         We currently have two (2) employees Kenneth W. Brand and Steven W. Troyan, and one (1) part-time employee, Sharon Hetman, in Sarasota, Florida. We do not anticipate hiring additional employees during the remainder of 2003.

         RECENT ACCOUNTING PRONOUNCEMENTS

         Financial Reporting Release No. 60, which was recently released by the U.S. Securities and Exchange Commission, encourages all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. Below we have included a summary of the significant accounting policies and methods used in the preparation of our consolidated financial statements. Management believes the following significant accounting policies affect the significant judgments and estimates used in the preparation of the financial statements.

         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CASH EQUIVALENTS

         For purposes of reporting cash flows, Central Wireless considers all short-term investments with an original maturity of three months or less to be cash equivalents.

         PROPERTY AND EQUIPMENT

         Property and equipment is recorded at a cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years, or the lease term, if shorter.

         Gains and losses resulting from sales and dispositions of property and equipment are included in current operations. Maintenance and repairs are charged to operations as incurred.

         LONG-LIVED ASSETS

         Central Wireless's policy is to periodically review the net realizable value of its long-lived assets through an assessment of the estimated future cash flows related to such assets. In the event that the assets are found to be carried at amounts in excess of estimated undiscounted future cash flows, the assets will be adjusted for impairment to a level commensurate with a discounted cash flow analysis of the underlying assets. In 2001, due to the plan to discontinue operations, the Company wrote-off its intangible assets entirely and wrote-down its property and equipment to net realize value. The property and equipment was abandoned in 2002.

         REVENUE RECOGNITION

         Central Wireless recognized revenue from the discontinued operations described in Note 1 to the financial statements for the year ended December 31, 2002 when services were provided or at the time product was shipped to the customer. For tower construction services, the Company uses the percentage of completion method for recognizing revenues. No tower construction revenues were recognized through December 31, 2002, or during the first nine months of 2003.

         STOCK-BASED COMPENSATION

         Central Wireless applies Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, which requires recognition of the value of stock options and warrants granted based on an option pricing model and SFAS No. 148 (increases requirements under SFAS No.
123). However, as permitted by SFAS 123, the Company continues to account for stock options and warrants granted to directors and employees pursuant to Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations.

         INCOME TAXES

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases, and operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

         FINANCIAL INSTRUMENTS

         Management believes that generally the fair value of the Company's notes payable at September 30, 2003 approximate their carrying values due to the short-term nature of the instruments or the use of prevailing market interest rates.

         USE OF ESTIMATES

         The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could different from those estimates.

         GOING CONCERN

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has incurred significant operating losses. Also, the Company has limited financial resources and is in default on its notes payable to shareholders and other debentures. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management intends to attempt to obtain additional tower projects and generate cash flow to allow the Company to meet its obligations and grow in the future.

         OVERVIEW

         Central Wireless is a wireless communications infrastructure company. Our primary business is the development and construction of towers for the transmission of broadband, cellular and other wireless communications signals. We also provide related services, including site acquisition, zoning and engineering services, and antennae and line installation. We provide various consulting services to our customers, which include lease negotiation, assistance in regulatory matters, and tower design. We function as the general contractor, and hire construction subcontractors on an as-needed basis to build towers to our customer's specifications.

         Our customers consist primarily of broadband and other wireless telecommunications carriers, and individuals or business desiring to lease or own telecommunications towers. If we are successful in developing our business, we intend to lease antenna space on towers and rooftop sites that we acquire or lease.

         We consider Central Wireless to be in the early development stage. In 2000 and 2001, our company (then e resources inc) provided video production and streaming services and sold healthcare products over the internet. Ultimately, our businesses proved to be unsuccessful and in January 2002, we ceased operations. We resumed operations in July 2002, after changing our business strategy and entering the telecommunications industry by acquiring assets consisting primarily of nine contracts to build telecommunications towers capable of transmitting broadband, cellular and other wireless signals form KRC. In July 2002, we began construction on three towers. Currently, we have operations in the greater Sarasota, Florida region, Oklahoma, Minnesota, South Carolina and Georgia.

         TELECOMMUNICATIONS TOWERS

         We design, engineer and construct the most popular styles of towers for transmission of broadband, cellular and other wireless communications, including the monopole, the guy tower, stealth tower design, and self-support towers. Our towers broadcast telecommunications signals for PCS, cellular wireless data, paging and broadcast technologies. Most of our towers are built-to-suit for our customers, to meet their individual needs.

         On October 14, 2003, the Company entered into an agreement with Diversified Management, L.L.C. to purchase materials to build eight telecommunications towers. The Company issued 400,000,000 shares of common stock in exchange for these towers.

         ANTENNAE INSTALLATION

         In locations where a tower is inappropriate or not desired by the customer, we assist the customer in placing antennas on existing structures or rooftops. We also provide stealth tower designs, which are aesthetically pleasing and blend into the existing structure.

         OUR FEES

         We generally bill our customers in installments, at each stage of construction. Depending on the work being performed, we may bill our customers at a fixed price, or on a time and materials basis. The cost of our services depends upon the extent of site acquisition, design and engineering services, the type of tower being constructed, the cost of materials, the height and location of the tower, and special factors.

         ENGINEERING, CONSULTING AND DESIGN SERVICES

         We provide engineering, consulting and design services for the towers we construct. Each tower is designed and engineered based upon the intended use of the tower by the customer, the location of the tower, signal capabilities, and the terrain. We consider the effects that wind, ice and other elements might have on our towers, area demographics, and localized objects that may interfere with reception. We take pride in tailoring each of our towers for our customers' specific needs. We also design "stealth" towers, creating innovative structures that blend into the surroundings. For example, a cleverly designed antenna can look like a tree, a work of art, or a part of the building on which it is located.

         ACQUISITION AND ZONING SERVICES

         We believe tower location is essential to providing clear signal transmission. We assist our customers in locating suitable real properties for tower development projects, and in negotiating the lease or purchase of those locations. We have extensive experience in identifying appropriate sites for telecommunications towers, and we frequently assist our clients with site acquisition. We also assist our customers in obtaining FAA, state and local regulatory approval, and work closely with the local zoning authorities to obtain any required permits.

         RESEARCH AND DEVELOPMENT

         Due to the nature of its business, Central Wireless does not expend a material amount of funds on research and development.

         MARKETING AND PROMOTION

         Because Central Wireless is in the early development stage, at this time, and has limited funding, we do not spend a material amount on marketing and promotion. We market Central Wireless within the telecommunications industry through our management's network of industry relationships, and promote Central Wireless at industry trade shows. If we are successful in expanding our business, we intend to increase our marketing and promotion activities.

         PLAN OF OPERATIONS FOR 2004

         Central Wireless intends to continue to market and expand its client base by offering quality services at competitive pricing. The market is still highly competitive, but we envision that the industry will gain momentum during the next twelve months.

         An area of potential increased growth is in wireless broadband. We have negotiated an agreement to become a contractor for a large countywide deployment of wireless broadband services in South Carolina. The potential for an expansion of this type of service to other counties is currently being negotiated by Alliance Towers, Inc.

         Central Wireless has executed an agreement to allow the Company to be licensed in and perform General Contracting services in the following states:
Alabama, Mississippi, Georgia, Tennessee, North and South Carolina, Louisiana, as well as Florida. The licensing in these states will allow Central Wireless to directly perform many of the tasks that would have been previously subcontracted. We believe that this should lead to an increased revenue stream and additional profitability. Upon the completion of the licensing process, we intend to complete the qualification processes to allow Central Wireless to bid and execute work involved in E-911 equipment installation.

         We intend to focus on site acquisition, zoning and the engineering side of the business. We believe that the bundling of these services along with the General Contracting services will further our ability to provide total turnkey solutions to our clients.

         Central Wireless intends to focus on our key business while looking for opportunities to establish our revenue and client base. We are committed to performing the work in the most efficient manner possible, while maintaining low overheads.

         We currently have agreements with Alliance Towers Inc. to build telecommunications towers in southern and central Georgia and are currently performing site acquisition for tower locations in South Carolina for a wireless broadband system. After completion of the site acquisition, the preliminary RF engineering shall be performed to ensure that the site selection is adequate for the carriers for which the towers are being built. Construction should follow once the plans and engineering are approved and the required approvals for the county are completed.

         The survey is complete on the Alliance Project in Terrell County, GA and the zoning/engineering package has been processed in compliance with the zoning submittal date and zoning has been approved.

         Surveying is proceeding on 3 additional Alliance Towers sites: Ousley, Greens Cut and Norman.

         The 2C survey documentation on four Alliance Towers sites have been received and submitted to the FAA for aeronautical studies and approval: Ousley, Norman Pineboro and Greens Cut.

         Central Wireless has submitted 4 site data packages for review by Alliance Towers. These packages contain preliminary design, lease, preliminary environmental and utility interconnection information, on Ousley, Pineboro, Norman, and Greens Cut.

         Project Management continues on pre-construction activities for the Georgetown SC project.

         The historical review for the Sarasota site has been completed and submitted to the county, and has been approved. A final zoning hearing is scheduled for January 4, 2004 at 9:00 a.m.

         RESULTS OF OPERATIONS

         The Company ceased all operations of its prior business activities in January 2002. In accordance with Accounting Principles Board Opinion No. 30, Reporting the Results of Operations - Discontinued Events and Extraordinary Items, the Company has presented the operating results related to these businesses primarily in one line item as Loss from Operations of Discontinued Divisions. The net loss for the nine months ended September 30, 2003, was $1,855,121. The net loss for nine months ended September 30, 2002 was $548,426. The net loss for the fiscal year ended December 31, 2002, was $791,272. The net loss for fiscal year ended December 31, 2001 was $1,742,599.

         REVERSE STOCK SPLIT

         On July 26, 2002, each 20 shares of the Company's common stock which were issued and outstanding or reserved for issuance by the Company, were exchanged for one share of common stock. The share amounts in the accompanying financial statements and notes give effect to this reverse split as if it occurred at the beginning of earliest period presented.

NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

         REVENUES

         For the nine months ended September 30, 2003 and 2002, our Company had $25,508 and $0 in revenue respectively. The revenue in the 2003 period was a result of the preliminary work on the projects described above.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         For the nine months ended September 30, 2003 and 2002, selling, general and administrative expenses totaled $1,880,629 and $307,881, respectively. Of this total, general and administrative expenses were $228,573 and $307,881, respectively, for the nine month periods ended September 30, 2003 and September 30, 2002. For the nine month period ended September 30, 2003, this total also included interest expenses of $531,564, professional expenses of $1,109,558 and site acquisition expenses of $10,934. During the nine month period ended September 30, 2002, the Company did not have interest, professional or site acquisition expenses. The amount recognized as discontinued operations for the nine months ended September 30, 2002 amounted to a loss of $240,545.

         NET LOSS

         For the nine month period ended September 30, 2003, the Company had a net loss of $1,855,121, or $0.01 per share, compared to a net loss of $548,426, or $0.18 per share, for the same period in 2002. While Central Wireless has some revenue in the 2003 period, the increase in net loss of $1,306,695 was mainly due to the increase in interest, professional and site acquisition expenses.

THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

         REVENUES

         For the three months ended September 30, 2003 and 2002, our Company had $25,500 and $0 in revenue respectively.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         For the three months ended September 30, 2003 and 2002, selling, general and administrative expenses totaled $421,147 and $280,000, respectively. Of this total, general and administrative expenses were $122,830 and $280,000, respectively, for the three month periods ended September 30, 2003 and September 30, 2002. For the three month period ended September 30, 2003, this total also included interest expenses of $178,410, professional expenses of $111,798 and site acquisition expenses of $8,109. During the three month period ended September 30, 2002, the Company did not have interest, professional or site acquisition expenses.

         NET LOSS

         For the three month period ended September 30, 2003, the Company had a net loss of $395,647, compared to a net loss of $280,000 for the same period in 2002. While Central Wireless has some revenue in the 2003 period, the increase in net loss of $195,647 was mainly due to the increase in interest, professional and site acquisition expenses, but offset with a decrease in general and administrative expenses.

FISCAL YEAR ENDED DECEMBER 31, 2002 AND 2001

         REVENUES

         For the fiscal year ended December 31, 2003 and 2002, our Company no revenue in either period.

         GENERAL AND ADMINISTRATIVE EXPENSES

         For the fiscal year ended December 31, 2002 and 2001, general and administrative expenses totaled $376,896 and $0, respectively. All of the expenses for the 2001 period have been classified within the loss from discontinued operations

         NET LOSS

         For the fiscal year ended December 31, 2002, the Company had a net loss of $791,272, compared to a net loss of $1,742,599 for the same period in 2001. The decrease in net loss of $951,327 was mainly due to high loss associated with the discontinued operations in fiscal year 2001, which ceased in January 2002.

         LIQUIDITY AND CAPITAL RESOURCES

         WORKING CAPITAL

         The Company had a net working capital deficit for nine months ended September 30, 2003 of $1,279,779 versus a net working capital deficit of $845,925 for September 30, 2002. Cash consisted of $148 as of September 30, 2003. The liabilities consist of Notes from before the change of control as well as the issuance of Note's since the change of control through September 30, 2003. Additionally, accounts payable and accrued liabilities, which arose prior to the Company's change of control as of June 28, 2002, as well as activity through September 30, 2003 have caused a deficit in net working capital.

         At September 30, 2003, the Company's current assets were $8,001 compared to $46,350 at September 30, 2002. The Company's current liabilities as at September 30, 2003 were $1,287,780 compared to $892,275 at September 30, 2002. The Company has no assured financial resources available to meet its September 30, 2003 working capital deficit of $1,279,779.

         At December 31, 2002, the Company's current assets were $60,377. The Company's current liabilities at December 31, 2002 were $1,007,871. At December 31, 2002, the Company has $58,377 in cash.

         CASH FLOW FROM OPERATING ACTIVITY

         Net cash used by Operating Activities for the nine months ended September 30, 2003 and 2002 was $258,229 and $281,650 respectively. The use of cash from operating activities through September 30, 2002 is in connection with the discontinuation of activities. During the same period of 2003, the use of cash related to the Company's initial telecommunications activities.

         Net cash used by Operating Activities for the fiscal year ended December 31, 2002 and 2001 was $306,023 and $550,000 respectively.

         CASH FLOW FROM INVESTING ACTIVITY

         For nine months ended September 30, 2003, no cash was provided from investing activities. During the nine months ended September 30, 2002, the cash flows from investing activities was $68,000 which related to a sale of Vistastream equipment from our discontinued operations in 2002 and a use of cash for site acquisition deposit.

         For fiscal year ended December 31, 2002, $135,000 was used from investing activities relating to a site acquisition deposit. During the fiscal year ended December 31, 2001, there were no cash flows used or derived from investing activities.

         CASH FLOW FROM FINANCING ACTIVITY

         Cash  flows  from  financing  activities  for  the  nine  months  ended
September 30, 2003 and 2002 were $200,000 and $391,600 respectively. Cash provided during the nine months ended September 30, 2003 was due to issuance of debentures. Cash provided for the nine months ended September 30, 2002, was due to an issuance of debentures and advances from a stockholder.

         Cash flows from financing activities for the fiscal year ended December 31, 2002 and 2001 were $499,400 and $550,000 respectively. Cash provided during the fiscal year ended December 31, 2002 was mainly due to issuance of debentures. Cash provided for the fiscal year ended December 31, 2001, was also due to an issuance of debentures.

         Central Wireless entered into a Securities Purchase Agreement on August 19, 2003 with AJW Qualified and AJW Offshore, which have previously purchased debentures from the Company. Pursuant to the terms of the Securities Purchase Agreement, these entities have purchased a total of Two Hundred Thousand Dollars ($200,000) of 12% convertible debentures from the Company and warrants to purchase Eight Hundred Thousand (800,000) shares of the Company's common stock. The convertible debentures have a one-year term and the warrants would have to be exercised within five (5) years from the date of issuance at an exercise price of $0.01. The debentures are convertible at the lesser of (i) $0.005 and
(ii) 50% of the average of the three (3) lowest intraday trading prices during the twenty (20) trading day period ending one (1) trading day prior to the date a conversion notice is sent by the holder.

         Central Wireless entered into a Securities Purchase Agreement on December 15, 2003 with AJW Partners and New Millennium, which have previously purchased debentures from the Company. Pursuant to the terms of the Securities Purchase Agreement, these entities have purchased a total of One Hundred Twenty-five Thousand Dollars ($125,000) of 12% convertible debentures from the
Company and warrants to purchase Six Hundred Twenty-five Thousand (625,000) shares of the Company's common stock. The convertible debentures have a two-year term and the warrants would have to be exercised within five (5) years from the date of issuance at an exercise price of $0.01. The debentures are convertible at the lesser of (i) $0.012 and (ii) 50% of the average of the three (3) lowest intraday trading prices during the twenty (20) trading day period ending one (1) trading day prior to the date a conversion notice is sent by the holder.

         The prior outstanding debentures of the Company are convertible into shares of our common stock at the conversion price, which is calculated using the formula in the debentures. The conversion price is significantly lower than our common stock's trading price on the OTCBB at any given time. The conversion price is equal to the lesser of (i) 50%, multiplied by the average of the lowest three trading prices for our common stock during the 20 trading days immediately prior to the notice of conversion, and (ii) a fixed conversion price ranging from $0.60 to $0.005.

         During the third quarter of 2003, convertible debt in the amount of $153,345 was converted to common stock resulting in the issuance of 25,299,036 shares of our common stock. As of December 15, 2003, for the fiscal year, there has been convertible debt in the amount of $571,093.40 converted to common stock resulting in the issuance of 108,541,752 shares of our common stock. As of December 15, 2003, $944,060.32 in convertible debentures remains outstanding.

         Central Wireless entered into a Equity Line of Credit on October 24, 2003 with AJW Partners, AJW Qualified, AJW Offshore, New Millennium and Equilibrium. Under the Equity Line of Credit Agreement, the investors shall purchase up to Five Million Dollars ($5,000,000) of the Company's common stock during thirty-six (36) month commitment period. The investors' obligation to purchase the Company's common stock is subject to certain terms and conditions contained within the Equity Line of Credit, including that the SEC declare a registration statement relating to the shares of common stock sold under the Equity Line of Credit effective. Pursuant to the terms of the Equity Line of Credit, the Company may sell stock to the investors at a 13% discount to the average of three (3) lowest intra-day trading prices during the five (5) consecutive trading day period immediately following an advance notice. The Company may not submit an advance within ten (10) trading days of a prior advance notice. There are also limits on the amount of each advance notice.

         There is no guaranty that Central Wireless will be able to obtain financing from the Equity Line of Credit, or any other sources.

         The Company has incurred significant operating losses. Also, the Company has limited financial resources and is in default on its notes payable to shareholders. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company needs to raise significant additional capital in order to continue as a going concern, as well as to pursue its business plan in the telecommunications market.

                             DESCRIPTION OF BUSINESS

         Central Wireless Inc. is a wireless communications infrastructure company. Our primary business is the development and construction of towers for the transmission of broadband, cellular and other wireless communications signals. We also provide related services, including site acquisition, zoning and engineering services, and antennae and line installation. We provide various consulting services to our customers, which include lease negotiation, assistance in regulatory matters, and tower design. We function as the general contractor, and hire construction subcontractors on an as-needed basis to build towers to our customer's specifications.

         Our customers consist primarily of broadband and other wireless telecommunications carriers, and individuals or businesses desiring to lease or own telecommunications towers. If we are successful in developing our business, we intend to lease antenna space on towers and rooftop sites that we acquire or lease. Our address and phone number are as follows:

                        Central Wireless Inc.
                        4333 South Tamiami Trail, Suite E
                        Sarasota, Florida 34231
                        (941) 927-7571

         We consider Central Wireless to be in the early development stage. In 2000 and 2001, our company (then e resources inc) provided video production and streaming services and sold healthcare products over the internet. Ultimately, our businesses proved to be unsuccessful and in January 2002, we ceased operations. We resumed operations in July 2002, after changing our business strategy and entering the telecommunications industry by acquiring assets consisting primarily of nine contracts to build telecommunications towers capable of transmitting broadband, cellular and other wireless signals from KRC. In July 2002, we began construction on three towers. Currently, we have operations in the greater Sarasota, Florida region, Oklahoma, and Minnesota. However, if we are successful and can obtain funding, we intend to expand our business to other states.

KRC ACQUISITION

         In the second quarter of 2002, we entered the telecommunications industry through acquisition of assets from KRC. The assets acquired from KRC consisted primarily of nine communications site agreements, pursuant to which we agreed to construct eight cellular communications towers for the contracting parties (customers) and one tower that is to be constructed and owned by Central Wireless. Currently, preliminary zoning and engineering work has been completed for three of the towers.

         The acquisition was accomplished pursuant to an Asset Purchase Agreement entered into between our company, KRC and a shareholder of KRC on June 28, 2002. In consideration for the assets, we issued 4,150,000 shares of our common stock to seven shareholders designated by KRC in the Asset Purchase Agreement. Immediately after the acquisition, the shares of common stock issued by us represented approximately 66% of the issued and outstanding shares of our common stock, resulting in a change in control.

TELECOMMUNICATIONS TOWERS

         We design, engineer and construct the most popular styles of towers for transmission of broadband, cellular and other wireless telecommunications, including the monopole, the guy tower, stealth tower designs, and self-support towers. Our towers broadcast telecommunications signals for PCS, cellular, wireless data, paging and broadcast technologies. Most of our towers are built-to-suit for our customers, to meet their individual needs.

ANTENNAE INSTALLATION

         In locations where a tower is inappropriate or not desired by the customer, we assist the customer in placing antennas on existing structures or rooftops. We also provide stealth tower designs, which are aesthetically pleasing and blend into the existing structure.

OUR FEES

         We generally bill our customers in installments, at each stage of construction. Depending on the work being performed, we may bill our customers at a fixed price, or on a time and materials basis. The cost of our services depends upon the extent of site acquisition, design and engineering services, the type of tower being constructed, the cost of materials, the height and location of the tower, and special factors.

ENGINEERING, CONSULTING AND DESIGN SERVICES

         We provide engineering, consulting and design services for the towers we construct. Each tower is designed and engineered based upon the intended use of the tower by the customer, the location of the tower, signal capabilities, and the terrain. We consider the effects that wind, ice and other elements might have on our towers, area demographics, and localized objects that may interfere with reception. We take pride in tailoring each of our towers for our customers' specific needs. We also design "stealth" towers, creating innovate structures that blend into the surroundings. For example, a cleverly designed antenna can look like a tree, a work of art, or a part of the building on which it is located.

SITE ACQUISITION AND ZONING SERVICES

         We believe tower location is essential to providing clear signal transmission. We assist our customers in locating suitable real properties for tower development projects, and in negotiating the lease or purchase of those locations. We have extensive experience in identifying appropriate sites for telecommunications towers, and we frequently assist our clients with site acquisition. We also assist our customers in obtaining FAA, state and local regulatory approval, and work closely with the local zoning authorities to obtain any required permits.

RESEARCH AND DEVELOPMENT

         Due to the nature of its business, Central Wireless does not expend a material amount of funds on research and development.

MARKETING AND PROMOTION

         Because Central Wireless is in the early development stage, at this time, we do not spend a material amount on marketing and promotion. We market Central Wireless within the telecommunications industry through our management's network of industry relationships, and promote Central Wireless at industry trade shows. If we are successful in expanding our business, we intend to increase our marketing and promotion activities.

REGULATORY MATTERS

         Both the Federal Aviation Administration (the "FAA") and the Federal Communications Commission (the "FCC") regulate telecommunications towers used for broadband and other wireless communications. The FAA regulations govern many aspects of tower construction which are relevant to our company. The location and height of our towers may be limited by FAA regulations, and with the construction of each new tower, modification of an existing tower, or antenna placement, we must obtain FAA approval. These regulations are intended to insure that the towers and antennas will not interfere with nearby airports and airplane traffic.

         The FCC separately regulates and licenses wireless communications devices operating on telecommunications towers based upon the particular frequency used. These regulations affect the owners of the equipment placed on the towers, so unless we own or operate towers, we are not subject to FCC regulations. However, our customers are subject to FCC regulations. Currently, we are only occasionally involved in FCC regulatory matters. However, we expect that our involvement with FCC regulation with increase, particularly if we begin to own and operate telecommunications towers.

         We also must comply with state and local regulations, including zoning ordinances and various laws designed to protect historical sites. Ordinances and regulations vary state by state and by location, and we research the state and local requirements for each tower we construct. We assist our clients in obtaining the requisite approval and guide them through the zoning process. If we decide to enter markets outside the United States, we will be subject to regulations in foreign jurisdictions.

ENVIRONMENTAL MATTERS

         Our construction process is subject to regulations promulgated under the National Environmental Policy Act of 1969. We also must comply with various federal, state and local environmental regulations, including regulations relating to the use, storage, disposal, emission and remediation of, and exposure to, hazardous and non-hazardous substances, materials, and waste. We routinely perform environmental assessments as a part of the construction process.

         We believe that the nature of our business exposes us to environmental liability under various federal, state and local regulations. This liability may exist even if we did not cause the contamination, or if we no longer own or operate the contaminated property. The costs which we may be held liable for include, but are not limited to, the expense of investigation of potential environmental contamination, and removal or remediation of soil and groundwater contaminated by hazardous substances or wastes.

COMPETITION

         We compete with both small and large companies on a national basis. Our competitors include companies offering built-to-suit towers, and companies offering lease space in towers already constructed. Some of our largest competitors include American Tower Corporation, Pinnacle Holdings, Inc., SBA Communications, Inc., and Crown International. These competitors in particular, and most of our other competitors, have significantly greater resources than we do. We believe that we offer competitive prices and specialized service that sets us apart from our competitors. We believe that the telecommunications market is an emerging market and we expect our competition to increase.

SUPPLIERS

         We purchase prefabricated tower and antennae components from a variety of suppliers on an as-needed basis for each tower we construct. In the past, we have not experienced any difficulties in obtaining tower components, which have generally been readily available when needed at competitive prices.

EMPLOYEES

         As of December 15, 2003, we employed two full-time  employees,  Kenneth
W. Brand, and Steven W. Troyan, and one part-time employee, Sharon R. Hetman. For compensation information, please see the section entitled "Executive Compensation". Central Wireless does not intend to hire any new employees in fiscal 2003. We considers our relations with our employees to be good.

BUSINESS DEVELOPMENT AND HISTORY

         Central Wireless Inc. (formerly e resources inc, Dryden Industries, Inc., Dry Dairy International, Inc., and Wonder Capital, Inc.), was incorporated under the laws of the state of Utah on March 6, 1987. Our company was originally formed as an acquisition vehicle for ongoing privately held business entities, which would be aggregated in order to maximize the value of their equity.

         Our company engaged in a public offering of its securities and on February 11, 1988, we closed our initial public offering having sold 1,990,000 units at the offering price of $0.10 per unit. We subsequently attempted to conduct various businesses, but was unsuccessful in our efforts.

         In 1998, we discontinued operations in our operating subsidiaries as a result of recurring losses and sold the corporations that comprised our previous operating subsidiaries. We then changed our status to a development stage company in December 1999.

VISTA AND CAREMART ACQUISITIONS

         In January 2000, we completed a contribution agreement whereby we issued shares of our common stock before a 1-for-20 reverse split in exchange for all partnership interests in Vista Photographic and Video Group, Ltd ("Vista"). The shares issued by us represented approximately 25% of the total shares of our issued and outstanding shares immediately following the acquisition, which was completed in February 2000.

         On April 28, 2000, we acquired all the outstanding capital stock of CareMart, Inc. ("CareMart"), a Delaware company. The acquisition was accomplished pursuant to a reverse triangular merger, whereby CareMart was merged with a wholly-owned subsidiary of our company in accordance with a merger agreement entered into between the parties on March 17, 2000. Immediately prior to the merger, CareMart acquired all the outstanding capital stock of Cunningham & Cunningham Health Concerns, a Texas corporation ("CC&H"). CC&H operated the business of CareMart prior to the merger.

         In 2000 and 2001, we operated Vista and CareMart and attempted several original business concepts, including creation of a "business incubator" for e-commerce based businesses, and "I'm On Air," a communication and marketing system based on a proprietary digital media platform. Ultimately, all of our businesses proved unsuccessful and in January 2002, we ceased operating Vista and CareMart and decided to forgo development of our other business concepts. We sold substantially all remaining assets related to our former business operations and dissolved all of our subsidiaries in 2002, as none had existing operations. We did not commence operations again until after the acquisition of assets from KRC on June 28, 2002.

SHARE EXCHANGE TO ACQUIRE STOCK OF ALLIANCE TOWERS, INC.

         On February 20, 2003 Central Wireless, Inc. entered into a share exchange agreement to exchange 100,000,000 shares of Central Wireless stock for 100,000,000 shares of Alliance Towers, Inc. from the personal holdings of Robert Sandburg, Kenneth W. Brand and Michael S. Delin. The exchange was considered in the best interest of the Company. The newly acquired shares of Alliance Towers, Inc. were acquired for possible investment purposes in the future and to align Central Wireless with Alliance Towers. Additionally, Central Wireless and Alliance Towers, Inc. entered into a Letter of Agreement to perform design and construction services for Alliance Towers, Inc.

                                   MANAGEMENT

         The following table includes the name, age, and position of each officer and director of Central Wireless, the date each became a director, and the term of office for each director.


                                       DIRECTORS AND EXECUTIVE OFFICERS
                                                      OF
                                             CENTRAL WIRELESS INC.

NAME                          AGE     POSITION                       DIRECTOR SINCE:             TERM
---------------------------------------------------------------------------------------------------------------------------
Kenneth W. Brand              59      Chief Executive                June 28, 2002               August 16, 2002 to next
                                        Officer/Director, Acting                                   annual shareholders'
                                        CFO                                                        meeting

Sharon R. Hetman              43      Secretary/Director             June 28, 2002               August 16, 2002 to next
                                                                                                   annual shareholders'
                                                                                                   meeting

Steven W. Troyan              41      Vice President of              June 28, 2002               August 16, 2002 to next
                                        Construction/Director                                      annual shareholders'
                                                                                                   meeting

Ronald A. Jones               56      Director                       January 2003                Until next annual meeting

BIOGRAPHICAL INFORMATION

         Set forth below is certain biographical information for each of our officers and directors:

         KENNETH W. BRAND. Mr. Brand currently serves as a director and as the Chief Executive Officer of Central Wireless. Mr. Brand joined KRC Communications, Inc. in 2001 and served as its Chief Operating Officer until joining Central Wireless in June 2002. From 1998 until 2000, Mr. Brand was employed by American Tower Corporation as a Site Acquisition Manager. Mr. Brand's professional career began in 1974 as a Manager and Real Estate Broker in Sarasota County, Florida, where he listed and sold extensive property until 1998. Mr. Brand was appointed as a director and Chief Executive Officer on June 28, 2002, in connection with the acquisition of assets from KRC.

         SHARON R. HETMAN. Mrs. Hetman currently serves as a director and as Secretary of Central Wireless. For the past five years, Mrs. Hetman has been engaged as the manager and controller of a landscaping company in the Sarasota, Florida area. Mrs. Hetman was previously engaged as a bank loan officer and as a financial manager. Mrs. Hetman was appointed as a member of the board of directors and as Secretary on June 28, 2002, in connection with the acquisition of assets from KRC.

         STEVEN W. TROYAN. Mr. Troyan currently serves as a director and as Vice-President of Construction of Central Wireless. His professional career began in 1986 with Loral Data Systems, Inc. where he served as an engineer and a technician until 1994. He then worked for four years with Southeastern Communications Service as a Project Manager where he designed, coordinated, installed and tested wireless communications sites. He then performed similar work over the next four years with American Tower Corporation as a Senior Construction Manager before joining KRC Communications Inc. in 2001. Mr. Troyan was appointed as a director and as Vice-President of Construction on June 28, 2002, in connection with the acquisition of assets from KRC. Mr. Troyan is an Honors Graduate of Tampa Technical Institute of Technology and has an Associates of Science degree in computer engineering.

         RONALD A. JONES. Mr. Jones began his career as a marketing representative for RC Cola and was moved into a management position with the company. He has served as C.E.O. of a retail truck accessory and services company with locations throughout the country. Currently, he owns his own business in the Orlando area. Mr. Jones has over 30 years experience in the wholesale and retail sides of business and has management experience with multi location businesses.

         None of the officers or directors of Central Wireless is a director of any other reporting company. Each director serves until the next annual meeting of the shareholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

CODE OF ETHICS

         The Company has adopted its Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of the Company.

EXECUTIVE COMPENSATION

         The following table includes a summary of information concerning the compensation paid to our executive officers for each of our last three completed fiscal years, and also includes the amount of compensation paid in 2002 to Mr. Curtis and Mr. Cunningham, respectively, through the termination of their employment with us.

                                               SUMMARY COMPENSATION TABLE
                                                    Annual Compensation                Long-Term Compensation
                                      ---------------------------------------  ------------------------------------
                                                         Awards                                Payments
                                      ---------------------------------------  ------------------------------------
                                                                                                             All
                                            Annual     Stock         Options/                                Other
Name and Principal Position  Year           Salary     Bonus           Comp.   LTIP Awards      SARS        Payouts    Compensation
---------------------------  ----           ------     -----           -----   -----------      ----        -------    ------------
                                               $         $                                                                   $
Kenneth W. Brand             2002           37,916       -0-            -0-           -0-           -0-       -0-           -0-
                             2001              -0-       -0-            -0-           -0-           -0-       -0-           -0-
                             2000              -0-       -0-            -0-           -0-           -0-       -0-           -0-

Keith Roy Chrismon           2002           27,916       -0-            -0-           -0-           -0-       -0-           -0-
                             2001              -0-       -0-            -0-           -0-           -0-       -0-           -0-
                             2000              -0-       -0-            -0-           -0-           -0-       -0-           -0-

Michael S. Delin             2002            8,082       -0-            -0-           -0-           -0-       -0-           -0-
                             2001              -0-       -0-            -0-           -0-           -0-       -0-           -0-
                             2000              -0-       -0-            -0-           -0-           -0-       -0-           -0-

Sharon R. Hetman             2002              791       -0-            -0-           -0-           -0-       -0-           -0-
                             2001              -0-       -0-            -0-           -0-           -0-       -0-           -0-
                             2000              -0-       -0-            -0-           -0-           -0-       -0-           -0-

Steven W Troyan              2002           37,916       -0-            -0-           -0-           -0-       -0-           -0-
                             2001              -0-       -0-            -0-           -0-           -0-       -0-           -0-
                             2000              -0-       -0-            -0-           -0-           -0-       -0-           -0-

Robert L. Matzig             2002              -0-       -0-            -0-           -0-           -0-       -0-           -0-
                             2001              -0-       -0-            -0-    60,000 (1)           -0-       -0-           -0-
                             2000              -0-       -0-            -0-           -0-           -0-       -0-           -0-

Christopher D. Curtis        2002      $4,615 (12)       -0-            -0-   145,000 (2)           -0-       -0-    2,500 (13)
                             2001      $    78,461       -0-            -0-           -0-     62,500(3)       -0-   $17,716 (4)
                             2000      $    42,692       -0-            -0-           -0-     25,000(5)       -0-   $13,621 (6)

Charles C. Cunningham        2002      $4,615 (12)       -0-            -0-   125,000 (7)     1,100(13)
                             2001         $ 78,461       -0-            -0-           -0-     37,500(8)       -0-    $9,152 (9)
                             2000         $ 42,692       -0-            -0-           -0-    12,500(10)       -0-   $6,477 (11)

(1) In June, 2002, we issued 60,000 shares of common stock to Mr. Matzig in consideration for consulting services. These shares valued at $12,000, based on the OTCBB closing price of $0.10 per share on June 10, 2002. These shares are being registered for resale in the Registration Statement.

(2) In June, 2002, we issued 145,000 shares of common stock to Mr. Curtis in exchange for the release by Mr. Curtis of his claim for $145,000 in unpaid. deferred compensation earned by him in 2000, 2001 and 2002. These shares are valued at $29,000, based on the OTCBB closing price of $0.10 per share on June 10, 2002. These shares are being registered for resale in the Registration Statement.

(3) In 2001, we granted incentive stock options to purchase 62,500 shares of common stock to Mr. Curtis, pursuant to our Stock Option Plan.
         Incentive options to purchase 25,000 shares of common stock were granted on April 27, 2001, which vested on that date. Incentive options to purchase 25,000 shares of common stock were granted on April 27, 2001, which vested on May 7, 2001. Incentive options to purchase 12,500 shares of common stock were granted on December 20, 2001, which vested on that date. All of the options granted to Mr. Curtis expired without being exercised as a result of the termination of his employment with us, and the options have been returned to the option pool.

(4) In 2001, we paid car payments in the amount of $10,815.24 for Mr. Curtis, as well as estimated gas expenses and automobile insurance in the amount of $2,496. In addition, we paid membership fees in the aggregate amount of $4,405 to certain clubs on behalf of Mr. Curtis that were used in connection with our business.

(5) In 2000, we granted stock options to purchase 25,000 shares of our common stock to Mr. Curtis, pursuant to our Stock Option Plan. Nonstatutory options to purchase 10,000 shares of our common stock were granted on November 1, 2000, which vested on that date. Incentive options to purchase 15,000 shares of common stock were granted on December 15, 2000, with 5,000 vesting on each of April 1, 2001, 2002, 2003, and 2004. All of the options granted to Mr. Curtis expired without being exercised as a result of the termination of his employment with us, and the options have been returned to the option pool.

(6) In 2000, we paid car payments in the amount of $7,261.60 for Mr. Curtis, as well as estimated gas expenses and automobile insurance in the amount of $810 on behalf of Mr. Curtis. In addition, we paid membership fees in the aggregate amount of $4,920 to certain clubs on behalf of Mr. Curtis that were used in connection with our business.

(7) In June 2002, we issued 125,000 shares of common stock to Mr. Cunningham in exchange for the release by Mr. Cunningham of his claim for $125,000 in unpaid, deferred compensation earned by him in fiscal years 2000, 2001 and 2002. These shares are valued at $25,000, based on the OTCBB closing price of $0.10 per share on June 10, 2002. These shares are being registered for resale in the Registration Statement.

(8) In 2001, we granted incentive stock options to purchase 37,500 shares of our common stock to Mr. Cunningham, pursuant to our Stock Option Plan. Incentive options to purchase 25,000 shares of common stock were granted on April 27, 2001, which vested on that date. Incentive options to purchase 12,500 shares of common stock were granted on December 20, 2001, which vested on that date. All of the options granted to Mr. Cunningham expired without being exercised as a result of the termination of his employment with us, and the options have been returned to the option pool.

(9) In 2001, we paid car payments in the amount of $6,716.16 for Mr. Cunningham, as well as estimated gas expenses and automobile insurance in the amount of $2,436.

(10) In 2000, we granted stock options to purchase 12,500 shares of common stock to Mr. Cunningham, pursuant to our Stock Option Plan. Incentive options to purchase 7,500 shares of common stock were granted on November 1, 2000, with 1,875 options vesting on each of April 1, 2001, 2002, 2003, and 2004. Incentive options to purchase 5,000 shares of common stock were granted on December 15, 2001, with 25,000 vesting on each of December 15, 2000, 2001, 2002 and 2003. All of the options granted to Mr. Cunningham expired without being exercised as a result of the termination of his employment with us, and the options have been returned to the option pool.

(11) In 2000, we paid car payments in the amount of $5,037.12 for Mr. Cunningham, as well as estimated gas expenses and automobile insurance in the amount of $630.

(12) Based on information provided by Christopher D. Curtis, our former Chief Executive Officer.

(13) The amount reported is an estimate based on information provided by Christopher D. Curtis, our former Chief Executive Officer, and represents reimbursement of business-related automobile and gas expenses, and membership dues.

OPTION GRANTS FOR FISCAL 2002

         No options were granted to our officers in 2002. All of these options expired without being exercised, and the options have been returned to the option pool. No stock appreciation rights were granted in 2002.

DIRECTOR COMPENSATION

         Our directors currently receive no compensation for their services. No director received compensation for expenses incurred in attending directors' meetings in 2002.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS WITH RESPECT TO CHANGES IN CONTROL

         We have not entered into employment agreements with any of our current officers. We have two employees, Kenneth W. Brand and Steven W. Troyan. We reimburse Mr. Brand for expenses he personally incurs on behalf of Central Wireless.

         We have one part time employee, Sharon R. Hetman, our Secretary. We pay Mrs. Hetman on a services-rendered basis.

         Currently, there have no compensatory plans or arrangements with any employee that would result in payments to that employee because of his resignation, retirement, or termination of employment with us, or following a changing in control of our company.

TERMINATION OF EXECUTIVE EMPLOYMENT AGREEMENTS

         In connection with the acquisition of assets from KRC, we terminated our employment agreements with Christopher D. Curtis and Charles C. Cunningham effective June 28, 2002. Mr. Curtis and Mr. Cunningham did not receive any compensation or benefits upon termination.

COMMITTEES OF THE BOARD OF DIRECTORS

         Central Wireless currently has a committee of its Board of Directors to administer Central Wireless' Stock Option Plan. The members of this committee are Kenneth W. Brand and Ronald A. Jones.

                             DESCRIPTION OF PROPERTY

FACILITIES

         Our corporate headquarters is located at 4333 South Tamiami Trial, Suite E, Sarasota, Florida 34231 and our phone number is (941) 929-1534. We currently lease approximately 800 square feet of office space on a month-to-month basis. Our rent is currently $750 per month. If our landlord terminates our lease, we believe that we could find suitable office space at comparable rates. Our offices are in good condition, and we believe our offices are adequate for our current needs.

                                LEGAL PROCEEDINGS

         The Company is not currently involved in any legal proceeding that could have a material adverse effect on the results of operations or the financial condition of the Company, except as described below. From time to time, the Company may become a party to litigation incidental to its business. There can be no assurance that any future legal proceedings will not have a material adverse affect on the Company.

On or about October 23, 2003, Hallett & Perrin, P.C. has sued the Company in the District Court for the 134th Judicial District, Dallas County, Texas, claiming $58,016.82 in unpaid legal services. The Company has entered into a settlement with Hallett & Perrin pursuant to which the Company must pay the total sum of $45,000 to Hallet & Perrin prior to December 31, 2003. If the payment is not made by December 31, 2003, a final judgment will be entered against Central Wireless in the principal amount of $58,016.82, plus fees and costs totaling $2,000.

                             PRINCIPAL STOCKHOLDERS

         As of the close of business on December 15, 2003, Central Wireless had 741,122,029 shares of common stock issued and outstanding, based upon information from our transfer agent. The following table sets forth as of that date, the name and the number of shares of our common stock, held of record or beneficially by each person who held of record, or was known by us to own beneficially, more than 5% of the 741,122,029 issued and outstanding shares of our common stock.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AS OF DECEMBER 15, 2003


                                                                 AMOUNT AND NATURE OF             PERCENTAGE OF
TILED OF CLASS      NAME AND ADDRESS                             BENEFICIAL OWNERSHIP                CLASS(2)
--------------      ----------------                             --------------------                --------
Common              Diversified Management, L.L.C.            400,000,000            Direct           53.97%
                    2033 Main Street, Suite 600
                    Sarasota, Florida 34237

Common              Kenneth W. Brand                           44,125,000            Direct            5.95%
                    4333 South Tamiami Trail, Suite E
                    Sarasota, Florida 34231

Common              Robert Sandburg

                    9404 Sunny Oak Drive                       42,550,000            Direct            5.74%
                    Riverview, Florida  33569


SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth as of December 15, 2003, the name and the number of shares of our common stock, held of record or beneficially by each of our officers and directors, and of all our officers and directors as a group.

                        SECURITY OWNERSHIP OF MANAGEMENT
                                       OF
                              CENTRAL WIRELESS INC.

                                                                                    AMOUNT AND NATURE OF           PERCENTAGE
TITLE OF CLASS   NAME AND ADDRESS                      POSITION                     BENEFICIAL OWNERSHIP           OF CLASS(2)
--------------   ----------------                      --------                     --------------------           -----------
Common           Kenneth W. Brand                      Chief Executive
                 4333 South Tamiami Trail, Suite E     Officer/Director             44,125,000         Direct         5.95%
                 Sarasota, Florida 34231

Common           Sharon R. Hetman                      Secretary/
                 4333 South Tamiami Trail, Suite E     Director                      1,750,000         Direct             *
                 Sarasota, Florida 34231

Common           Steven W. Troyan                      Vice President of
                 4333 South Tamiami Trail, Suite E     Construction/Director         3,000,000         Direct             *
                 Sarasota, Florida 34231


Common           Ronald Jones                          Director
                 4333 South Tamiami Trail, Suite E                                     100,000         Direct             *
                 Sarasota, Florida 34231

                 All officers and directors as a
                 group(4)                                                           48,975,000                        6.61%

* Less than one percent.

(1) The group consists of four persons, Kenneth W. Brand, Sharon R. Hetman, Steven W. Troyan and Ronald Jones.

(2) Applicable percentage of ownership is based on 741,122,029 shares of common stock outstanding as of December 15, 2003, together with securities exercisable or convertible into shares of common stock within 60 days of December 15, 2003, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of December 15, 2003 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN

         Central Wireless has authorized a total of 125,000,000 shares of authorization under Stock Option Plans. Of these shares, 115,000,000 shares have been issued.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

         Our common stock, par value $.001 per share, is traded on the OTCBB under the symbol "CWIR." The following table provides the high and low bid prices for our common stock as reported by the OTCBB. The bid prices represent inter-dealer quotations, without adjustments for retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

                      COMMON STOCK OF CENTRAL WIRELESS INC.
                               FIRST QUARTER 2003

                   FISCAL YEAR ENDING DECEMBER 31, 2003                               HIGH              LOW
--------------------------------------------------------------------------------------------------------------
                   First Quarter                                                    $0.030            $0.01
                   Second Quarter                                                   $0.046           $0.014
                   Third Quarter                                                    $0.017           $0.007
                   Fourth Quarter (through December 15, 2003)                       $0.020           $0.007


                      COMMON STOCK OF CENTRAL WIRELESS INC.
                             FISCAL YEAR ENDED 2002

                   FISCAL YEAR ENDING DECEMBER 31, 2002(1)                            HIGH              LOW
--------------------------------------------------------------------------------------------------------------
                   First Quarter                                                     $0.19            $0.08
                   Second Quarter                                                    $0.60            $0.08
                   Third Quarter                                                     $0.19            $0.06
                   Fourth Quarter                                                    $0.12            $0.03


                      COMMON STOCK OF CENTRAL WIRELESS INC.
                             FISCAL YEAR ENDED 2001

                   FISCAL YEAR ENDING DECEMBER 31, 2001(2)                            HIGH              LOW
--------------------------------------------------------------------------------------------------------------
                   First Quarter                                                     $0.13            $0.06
                   Second Quarter                                                    $0.12           $0.045
                   Third Quarter                                                     $1.00           $0.006
                   Fourth Quarter                                                    $0.06           $0.005


(1) The prices have been adjusted to reflect the twenty-to-one (20:1) reverse stock split effective July 26, 2002.

(2) The prices reported have not been adjusted to reflect the twenty-to-one reverse stock split effective July 26, 2002. Central Wireless was unable, without unreasonable effort or expense, to obtain prices for its common stock from a reputable charting service on a post-reverse stock spit basis for 2000 and 2001.

DIVIDENDS

         Since our inception, we have not paid any dividends on our common stock. We intend to retain any earnings for use in our business activities; therefore, we do not anticipate that we will pay dividends in the foreseeable future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         TRANSACTIONS INVOLVING CONSTRUCTION OF TELECOMMUNICATIONS TOWERS

         Sharon R. Hetman, a member of the board of directors of Central Wireless, is a party to two contracts with us, with respect to the construction of two telecommunications towers on certain properties owned or leased by Mrs. Hetman or an affiliate.

         Pursuant to its agreement with Mrs. Hetman, Central Wireless has begun preliminary zoning and engineering work to construct a 300 foot guy tower to be owned by Central Wireless. Mrs. Hetman has paid $135,000 in zoning and engineering costs related to construction of the tower. We have agreed to reimburse Mrs. Hetman the $135,000 in zoning and engineering costs which she fronted to begin preliminary construction work on the tower. We paid the second of three $45,000 cash installments to Mrs. Hetman from the proceeds received from the 2002 Securities Purchase Agreement. In January 2003, 1,000,000 shares of our common stock were issued to Mrs. Hetman in consideration of the last $45,000 installment.

         Pursuant to the second contract dated January 9, 2002, we will construct a 200 foot monopole that Mrs. Hetman or an affiliate will own, for an approximate price of $187,000.

         CAREMART ASSET SALE

         On July 1, 2002, CareMart, a former subsidiary of our company, sold certain assets related to its former operations to Charles E. Cunningham ("C.E. Cunningham"), in exchange for the cancellation and forgiveness of principal and interest outstanding on a promissory note in the approximate amount of $64,000. In partial consideration for the forgiveness of the promissory note, we issued 50,000 shares of its common stock to C.E. Cunningham. C.E. Cunningham is related to Charles C. Cunningham, our former President.

         I'M ON AIR ASSET SALE

         On July 1, 2002, we sold certain assets related to I'm On Air, a development project that is no longer being pursued by us, to GoVision, L.P. ("GoVision"), in exchange for the assumption by GoVision of $10,000 in outstanding company debts. Mr. Curtis, our former Chief Executive Officer, is the President and sole shareholder of GoVision's general partner, and is the sole limited partner of GoVision.

         FORGIVENESS OF AFFILIATE NOTE

         In June 2002, we issued 52,330 shares of our common stock to Amen Corner, L.P., a limited partnership that controlled by Mr. Curtis, our former Chief Executive Officer, in exchange for the cancellation of a $50,000 promissory note held by Amen Corner, L.P.

         DIRECTOR CONSULTING SHARES

         In June 2002, we issued 60,000 shares of its common stock to Robert Lee Matzig, for consultation services previously rendered to us by Mr. Matzig in the amount of $60,000. During his tenure with us, Mr. Matzig held various officer positions and served as a director. These shares being registered for resale under the Registration Statement.

         In June 2002, we issued 145,000 shares of common stock to Mr. Curtis in lieu of $145,000 in deferred salary payments, and 125,000 shares of common stock to Mr. Cunningham in lieu of $125,000 in deferred salary payments, in exchange for their release of claims for unpaid deferred compensation earned by them in fiscal 2000, 2001 and 2002

         CURTIS NOTES

         In 2000 and 2001, Christopher D. Curtis, our former Chief Executive Officer, made three loans to our company in the aggregate amount of $300,000. The loans were evidenced by three promissory notes (the "Curtis Notes"), each in the principal amount of $100,000. The three Curtis Notes were dated November 1, 2000, January 1, 2001, and October 1, 2001, and matured on November 1, 2001, January 1, 2003 and October 1, 2002, respectively. We drew $100,000 on each of the three Curtis Notes for an aggregate of $300,000.

         Interest on the outstanding principal balance of each of the Curtis Notes accrued at the prime rate plus 2.5%, compounded monthly. Interest payments on the unpaid principal balance of the Curtis Notes were required to be made monthly, and outstanding principal was required to be paid on maturity. The
November 1, 2000 Curtis Note and the January 1, 2001 Curtis Notes were unsecured, and the October 1, 2001 Curtis Note was secured by a subordinate security interest in substantially all of our assets.

         In fiscal 2001, we repaid the November 1, 2000 Curtis Note in its entirety. On June 10, 2002, we issued 210,000 shares of our common stock to Mr. Curtis in exchange for Mr. Curtis' agreement to cancel the January 1, 2001 and October 1, 2001 Curtis Notes and forgive the $200,000 in principal and all outstanding interest.

         SHARE EXCHANGE AGREEMENT

         On February 20, 2003 Central Wireless, Inc. entered into a share exchange agreement to exchange 100,000,000 shares of Central Wireless stock for 100,000,000 shares of Alliance Towers, Inc. from the personal holdings of Robert Sandburg, Kenneth W. Brand and Michael S. Delin. The exchange was considered in the best interest of the Company. The newly acquired shares of Alliance Towers, Inc. were acquired for possible investment purposes in the future and to align Central Wireless with Alliance Towers. Additionally, Central Wireless and Alliance Towers, Inc. entered into a Letter of Agreement to perform design and construction services for Alliance Towers, Inc.

         ASSET PURCHASE AGREEMENT

         On October 14, 2003, the Company entered into an agreement with Diversified Management, L.L.C. to purchase materials to build eight telecommunications towers in Georgia. The Company issued 400,000,000 shares of common stock in exchange for these towers.

                            DESCRIPTION OF SECURITIES

GENERAL

         Central Wireless's authorized capital consists of 2,000,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. At December 15, 2003, there were 738,650,785 outstanding shares of common stock and no outstanding shares of preferred stock. Set forth below is a description of certain provisions relating to Central Wireless's capital stock. For additional information, please refer to Central Wireless's Articles of Incorporation and By-Laws and the Utah statutes.

COMMON STOCK

         Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is Central Wireless's present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

PREFERRED STOCK

         Central Wireless is authorized to issue 10,000,000 shares of $0.01 par value preferred stock, none of which is outstanding. The preferred stock, which is commonly known as "blank check preferred", may be issued by the Board of Directors with rights, designations, preferences and other terms, as may be determined by the Directors in their sole discretion, at the time of issuance.

WARRANTS

         As of December 31, 2002, we have sold warrants for an aggregate of 152,500 shares of common stock to the Investors under the 2001 Securities Purchase Agreement, the Letter Agreement and the 2002 Securities Purchase Agreement. Warrants to purchase 15,000 shares of common stock expire May 8, 2004; warrants to purchase 15,000 shares of common stock expire July 30, 2004; warrants to purchase 2,500 shares of common stock expire March 29, 2005; warrants to purchase 40,000 shares of common stock expire July 12, 2005; and
warrants to purchase 40,000 shares of common stock expire September 12, 2005: and warrants to purchase 40,000 shares of common stock expire December 31, 2005. The warrants are exercisable for shares of our common stock at the exercise price, which, for shares sold under the Letter Agreement and the 2001 Securities Purchase Agreement is calculated by a formula, and for shares sold under the 2002 Securities Purchase Agreement is a fixed price of $0.20 per share. The exercise price for shares sold under the Letter Agreement and the 2001 Securities Purchase Agreement is $0.05 per share.

         In connection with AJW Qualified and AJW Offshore's purchase of $200,000 of convertible debentures in August 2003, AJW Qualified and AJW Offshore each received warrants to purchase 400,000 shares of common stock at an exercise price of $0.01 per share. The warrants have an exercise period of five
(5) years.

         In connection with AJW Partners and New Millennium's purchase of $125,000 of convertible debentures in December 2003, AJW Partners and New Millennium each received warrants to purchase 312,500 shares of common stock at an exercise price of $0.01 per share. The warrants have an exercise period of five (5) years.

OPTIONS

         In July 2001, shareholders holding a majority of the outstanding shares of our common stock approved our stock option plan. Currently, options to purchase 18,438 shares of common stock are outstanding under our stock option plan.

DEBENTURES

         As of December 15, 2003, we have approximately $944,060.32 in principal amount of convertible debentures. The interest rate on the debentures is 12% or 15% if the debentures are in default. Principal in the amount of $274,525 plus accrued interest became due on May 8, 2002; $272,650 in principal plus accrued interest became due on July, 30, 2002; $50,000 in principal plus accrued interest became due on March 29, 2003; $200,000 in principal plus accrued interest became due on July 12, 2003; $200,000 in principal and accrued interest became due on September 12, 2003; $200,000 in principal and accrued interest will become due on December 20, 2003; $200,000 in principal plus accrued interest will become due on August 19, 2004; and $125,000 in principal plus accrued interest will become due on December 15, 2005. There has been $571,093.40 in debt converted to common stock as of December 15, 2003.

         Debentures that have become due prior to October 31, 2003 are currently in default for nonpayment.

         The debentures are convertible into shares of our commons stock at a conversion price, which is significantly lower than our common stock's trading price on the OTCBB at any given time. The conversion price is equal to the lesser of (i) 50%, multiplied by the average of the lowest three trading prices for our common stock during the 20 trading days immediately prior to the notice of conversion, and (ii) a fixed conversion price ranging from $0.60 to $0.005.

         If we are in default under the debenture agreement and other conditions exist as defined in the agreement, a penalty may apply which would increase the amount due by at least 30% in excess of the amounts previously due under the agreement. We have not paid the principal, interest and penalties we owe under these debentures, and we do not have the money to pay off the outstanding balances of the debentures.

         We have entered into security agreements in favor of the Investors covering substantially all of our assets, in order to secure our obligations under the debentures and the warrants. Because we failed to timely pay the debentures sold under the 2001 Securities Purchase Agreement, the Investors may exercise their rights under the security agreements, including the right to take possession of our assets, sell those assets, and apply the proceeds of such sales to pay down the outstanding balance of the debenture, however, they have the right to take action at any time they choose. If the Investors decide to foreclose on our assets, we would not be able to prevent the foreclosure, resulting in the sale of some or all of our assets. In such event, persons purchasing our common stock could lose their entire investment. On April 23, 2002, the Company received a default notice with respect to Company's default under the convertible debentures.

THE INVESTOR

         Our lenders are the Investors, a group of four accredited investors who as of December 15, 2003, have purchased an aggregate of $1,575,000 in secured convertible debentures and warrants from Central Wireless under the 2001 Securities Purchase Agreement, the Letter Agreement, the 2002 Securities Purchase Agreement and the August 2003 Securities Purchase Agreement and the December 2003 Securities Purchase Agreement. All of the proceeds recovered from the Investors have been exhausted by us. The terms of our agreements with the Investors place substantial restrictions on our ability to take certain actions, and require us to comply with covenants in the 2001 Securities Purchase Agreement, the 2002 Securities Purchase Agreement, and the related investment documents. The principal terms of our agreements with the Investors include the following:

SECURED CONVERTIBLE DEBENTURES

         Amount Sold - As of December 15, 2003, we have sold an aggregate of $1,575,000 in secured convertible debentures to the Investors under the 2001 Securities Purchase Agreement, the Letter Agreement, the 2002 Securities Purchase Agreement , the August 2003 Security Purchase Agreement and the December 2003 Securities Purchase Agreement

         Interest Rate and Maturity - The interest rate on the debentures is 12%, or 15% if the debentures are in default. $274,525 in principal and accrued interest became due on May 8, 2002; $272,650 in principal plus accrued interest became due on July 30, 2002; $50,000 in principal plus accrued interest becomes due on March 29, 2003; $200,000 in principal plus accrued interest becomes due on July 12, 2003; and $200,000 in principal plus accrued interest became due on September 12, 2003; and $200,000 in principal plus accrued interest becomes due on December 20, 2003; $200,000 in principal plus accrued interest will become due on August 19, 2004; and $125,000 in principal plus accrued interest will become due on December 15, 2005.

         Debentures - Most Debentures are in default - $600,000 in debentures due May 8, 2002 and July 30, 2002 are in default for nonpayment upon maturity. The Investors have not informed us of any collection proceedings or other actions they intend to take with respect to the unpaid amounts.

         Conversion Feature - The debentures are convertible into shares of our common stock at the conversion price, which is calculated using the formula in the debentures. The conversion price is significantly lower than our common stock's trading price on the OTCBB at any given time. The conversion price is equal to the lesser of (i) 50%, multiplied by the average of the lowest three trading prices for our common stock during the 20 trading days immediately prior to the notice of conversion, and (ii) a fixed conversion price ranging from $0.60 to $0.005.

         Anti-dilution Provisions - If we sell shares of common stock for consideration per share that is less than the conversion price, then the conversion price is decreased to equal the lower price per share. The number of shares issuable to he Investors is adjustable upon the issuance of dividends, the distribution of assets, mergers, consolidations, recapitalizations, and similar events.

         Dividends - We cannot distribute dividends in shares of stock or repurchase our shares without obtaining the Investors' prior written consent.

         Borrowings - In general, we cannot borrow from sources other than the Investors while the debentures are outstanding, without obtaining the Investors' prior written consent.

         Asset Sales - We cannot sell or otherwise dispose of any significant portion of our assets outside the ordinary course of business without obtaining the Investors' prior written consent.

         Lending Restrictions - We cannot lend money or make advances to any person, including our officers and directors. We cannot assume, guarantee endorse, or agree to purchase or become liable for another person's obligations, except for transactions in the ordinary course of business.

         Creditors - We may not have filed for bankruptcy protection, had bankruptcy proceedings filed against us, had a judgment filed against us in excess of $50,000, or had an assignment for the benefit of creditors or apply for or consent to the appointment of a receiver or trustee for our properties or business.

         Default - If we fail to timely convert the debentures upon the Investors' request, we owe $1,000 for each day beyond the deadline that we fail to comply. If we are in default under the debenture agreement and other conditions exist as defined in the agreement, a penalty may apply which would increase the amount due by at least 30% in excess of the amounts previously due under the agreement. The Investors have the right to convert the default amount into shares of common stock.

         Prepayment - If we prepay the debentures, we owe a prepayment penalty equal to 30%, or 50% for the $125,000 of debentures purchase on December 15, 2003 if prepayment occurs after 30 days from issuance, of the outstanding principal plus accrued interest, plus any default interest or penalties.

COVENANTS AND OTHER RESTRICTIONS

         Reservation and Registration of Shares - 200% of the number of shares of common stock that could be issued to the Investors upon full conversion of the debentures and full exercise of the warrants, must be reserved by us, and a Registration Statement must be filed and be declared effective by the Commission covering those shares for resale by the Investors. The Registration Statement must remain effective and available for the Investors to resell the shares of common stock received upon conversion of the debentures and exercise of the warrants. If the number of shares of common stock registered at any given time is inadequate, we are obligated to file an amended or new registration statement covering additional shares of common stock. The process of preparing and filing a registration statement is a time-consuming, costly process. Furthermore, it is a default under our agreements with the Investors if the Commission does not declare the registration statement effective within 90 days of the date of the debentures and warrants were issued.

         As of May 23, 2003, all shares of common stock registered in the previous registration statement have been issued to the investor for conversion of debt. As such we are currently in default for not having the required number of registered shares for conversion.

         Listing and Eligibility - Our common stock must remain listed on the OTCBB or an equivalent exchange, and must remain eligible to file a Form SB-2 or S-1 Registration Statement.

         Mergers, etc. - We are prohibited from merging or consolidating with or into another company or transferring all or substantially all of our assets to another company.

         Lock Up Period - We cannot offer convertible debentures, warrants and other equity offerings similar to the securities sold under the 2002 Securities Purchase Agreement to any person without first offering such securities to the Investors, for a period beginning on July 12, 2002 and ending on the later of
(i) 270 days from July 12, 2002 and (ii) 180 days from the date the Registration Statement is declared effective (the "Lock Up Period"). With certain exceptions, we also agreed not to conduct any equity financings (including debt with an equity component) during the period beginning on July 12, 2002 and ending 2 years after the end of the Lock-up Period unless we give the Investors an opportunity to participate in the offering on the same terms and conditions. The August 2003 Securities Purchase Agreement and the December 2003 Securities Purchase Agreement contain similar lock-up provisions exist

         General - We must remain in compliance with all of our obligations under the 2001 Securities Purchase Agreement, the Letter Agreement and the 2002 Securities Purchase Agreement, and the convertible debentures and warrants issued under those agreements.

         Pledge and Guaranty - Kenneth W. Brand, our Chief Executive Officer and Keith Roy Chrismon, our former President and Chairman of the Board, each pledged the shares of common stock owned by them at that time to the Investors, to ensure our obligations under the 2002 Securities Purchase Agreement and the related debentures and warrants.

TRANSFER AGENT

         The Transfer Agent for the common stock is Colonial Stock Transfer Company, Inc., located at 66 Exchange Place, Salt Lake City, Utah 84111. Colonial Stock Transfer Company's telephone number is (801) 355-5740.

LIMITATION OF LIABILITY; INDEMNIFICATION

         Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Central Wireless from and against certain claims arising from or related to future acts or omissions as a director or officer of Central Wireless. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Central Wireless pursuant to the foregoing, or otherwise, Central Wireless has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

         AUTHORIZED AND UNISSUED STOCK

         The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Central Wireless that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Central Wireless's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

         The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our Company's management.

                                     EXPERTS

         The consolidated financial statements as of and for the year ended December 31, 2002 included in this prospectus, and in the Registration Statement, have been audited by Hein + Associates LLP, independent auditors, as stated in their report appearing with the financial statements in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         Leonard E. Nielson, P.C. Salt Lake City, Utah, will pass upon the validity of the shares of common stock offered hereby for us.

                           HOW TO GET MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                             CENTRAL WIRELESS, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                              FINANCIAL STATEMENTS

                    NINE MONTHS ENDED SEPTEMBER 30, 2003 AND

                   THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                    CONTENTS

                                                                                                                       Page
                                                                                                                       ----
Balance Sheet as of September 30, 2003 (Unaudited)                                                                      F-2
Statement of Operations for the Nine Months Ended September 30, 2003 and
  September 30, 2002 and the period since inception, January 1, 2002 through
  September 30, 2003 (Unaudited)                                                                                        F-3
Statement  of  Stockholders  Equity as of  September  30, 2003  (Unaudited)                                             F-4
Statement of Cash Flows as of September 30, 2003 and the period since inception,
  January 1, 2002 through September 30, 2003 (Unaudited)                                                                F-5
Notes                                                                                                                   F-7
Independent Auditors' Report Dated March 5, 2003                                                                        F-8
  Consolidated  Balance  Sheet as of December 31, 2002 and December 31, 2001                                            F-9
  Consolidated  Statements of Operations  for the Years Ended  December 31, 2002
  and December 31, 2001 F-10 Consolidated  Changes in Statement of Stockholders'
  Deficit for the Period from January 1, 2002 through as of December 31, 2002                                          F-11
  Consolidated Statements of Cash Flows for the year ended December 31, 2002                                           F-13
  Notes to Financial Statements                                                                                 F-14 - F-20

                             CENTRAL WIRELESS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET
                                   (Unaudited)

                                                                                             September 30,
                                                                                                  2003
                                                                                             -----------

                                         ASSETS
Cash                                                                                         $       148
Accounts receivable                                                                                1,000
Prepaid expenses                                                                                   6,853

    TOTAL CURRENT ASSETS                                                                           8,001

Tower site and improvement costs                                                                 135,000
                                                                                             -----------
                                                                                             $   143,001
                                                                                             ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Accounts payable                                                                           $    70,954
  Accrued expenses                                                                               161,414
  Accrued interest                                                                               186,052
  Contract deposits                                                                               10,000
  Debentures payable - net of discounts of $66,458 and $526,534, respectively                    859,360
                                                                                             -----------
    TOTAL LIABILITIES                                                                          1,287,780

STOCKHOLDERS' EQUITY
  Common stock - authorized 250,000,000 shares; par value $.001; issued and
    outstanding, 248,875,000 at September 30, 2003 and 6,127,122 at December 31, 2002            248,875
  Preferred stock - authorized 10,000,000 shares; no shares issued or outstanding
    Treasury stock                                                                               (20,000)
  Additional paid-in capital                                                                   4,829,886
  Accumulated deficit prior to re-entering development stage                                  (3,557,147)
  Accumulated deficit since re-entering development stage                                     (2,646,393)
                                                                                             -----------
    TOTAL STOCKHOLDERS' EQUITY                                                                (1,144,779)
                                                                                             -----------
                                                                                             $   143,001
                                                                                             ===========

                                CENTRAL WIRELESS
                          (A DEVELOPMENT STAGE COMPANY)

                               STATEMENT OF INCOME

                                                                                      Since
                                            Nine Months        Nine Months          Inception
                                               ended              ended          January 1, 2002
                                           September 30        September 30          through
                                               2003                2002        September 30, 2003
INCOME
Site Acquisition                          $      25,500                           $      25,500
Interest                                              8                                       8
                                          -------------       -------------       -------------
                                                25,508                                   25,508

EXPENSES
General and Administrative                      228,573             307,881             605,469
Interest                                        531,564                                 687,215
Professional                                  1,109,558                               1,109,558
Site Acquisition                                 10,934                                  10,934
                                          -------------       -------------       -------------
                                              1,880,629             307,881           2,413,176
                                          -------------       -------------       -------------

LOSS FROM CONTINUING
OPERATIONS BEFORE INCOME
TAXES                                        (1,855,121)           (307,881)         (2,387,668)

INCOME TAXES
                                          -------------       -------------       -------------

DISCOUNTINUED OPERATIONS
Loss from operation fo discountinued
divisions, net tax                                                 (240,545)           (258,725)
                                          -------------       -------------       -------------
NET INCOME                                $  (1,855,121)      $    (548,426)      $  (2,646,393)
                                          =============       =============       =============

NET LOSS PER SHARE
Continued Operations                      $        0.01       $        0.10       $        0.04
Discontinued Operations                              --                0.08                0.01
                                          -------------       -------------       -------------
                                          $        0.01       $        0.18       $        0.05
                                          =============       =============       =============
WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING                       159,895,770           3,128,570          73,564,456

                             CENTRAL WIRELESS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                   (Unaudited)

                                                              Additional                          Retained
                                              Common           Paid-in          Treasury          Earnings
                                              Stock            Capital           stock            (Deficit)               Total
                                          -----------       -----------       -----------         -----------         -----------
BALANCE, January 1, 2002                  $     1,199       $ 2,142,222       $                   $(3,557,147)        $(1,413,726)

Common stock issued for services                  889           132,111                                                   133,000

Conversion of payables and
  debentures                                    1,139           763,152                                                   764,291

Beneficial conversion feature of
debentures and related warrants                                 515,213                                                   515,213

Stock issued for acquisition of
  business                                      4,150            (4,150)

Treasury stock acquired                        (1,250)            1,250           (20,000)                                (20,000)

Net loss                                                                                             (791,272)           (791,272)
                                          -----------       -----------       -----------         -----------         -----------

BALANCE, December 31, 2002                      6,127         3,549,798           (20,000)         (4,348,419)           (812,494)

Common stock issued for services               57,600           970,500                                                 1,028,100

Stock issued in exchange agreement            100,000          (100,000)

Stock issued in site acquisition                1,600            28,800                                                    30,400

Conversion of debentures                       83,548           380,788                                                   464,336

Net loss                                                                                           (1,855,121)         (1,855,121)
                                          -----------       -----------       -----------         -----------         -----------
BALANCE, September 30, 2003               $   248,875       $ 4,829,886       $   (20,000)        $(6,203,540)        $(1,144,779)
                                          ===========       ===========       ===========         ===========         ===========

                                CENTRAL WIRELESS
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                                                                                               Since
                                                                                             Inception
                                                          For the nine months ended       January 1, 2002
                                                         September 30                         through
                                                           2003               2002       September 30, 2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                $(1,855,121)      $  (548,426)      $(2,646,393)
Adjustments to reconcile net loss to net cash used
  by operating activities:
Depreciation and amortization                                                   1,479                --
Loss on disposal of assets                                                      5,987                --
Stock issued for services                                 1,028,100            24,044         1,161,100
Stock issued for site acquisition                            30,400                              30,400
Amortization of beneficial conversion feature of
  debentures and related warrants                           460,201            53,529           568,980
Salaries paid by addition to Notes Payable                                                       88,720
Decrease in operating assets:                                    --
  Accounts and notes receivable                              (1,000)            7,789             6,789
  Prepaids                                                   (4,853)           (4,400)           (4,853)
  Cash Overdraft                                                                                (10,781)
Increase in operating liabilities:                               --
  Accounts payable                                           10,802                             137,133
  Accrued expenses                                           63,242           178,348            63,242
  Other                                                      10,000                              41,411

                                                        -----------       -----------       -----------
NET CASH USED BY OPERATING ACTIVITIES                      (258,229)         (281,650)         (564,252)
                                                        -----------       -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales of equipment                                               22,000                --
Site acquisition deposit                                                      (90,000)         (135,000)

                                                        -----------       -----------       -----------
NET CASH USED BY INVESTING ACTIVITIES                                         (68,000)         (135,000)
                                                        -----------       -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of debentures                                          200,000           366,600           719,400
Treasury Stock Purchased                                                                        (20,000)
Advances from shareholder                                                      25,000                --

                                                        -----------       -----------       -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                   200,000           391,600           699,400
                                                        -----------       -----------       -----------

NET (DECREASE) INCREASE IN CASH                             (58,229)           41,950               148

CASH, at beginning of period                                 58,377                                  --

CASH, at end of period                                          148            41,950               148




SUPPLEMENTAL DISCLOSURES:
Interest paid                                                                                     9,780

Schedule of non-cash investing and financing transactions:

Conversion of debentures to common stock                    460,201                           1,224,492
                                                        ===========       ===========       ===========

Common stock issued for services                          1,028,100                           1,028,100
                                                        ===========       ===========       ===========

Stock issued in site acquisition                             30,400                              30,400
                                                        ===========       ===========       ===========

NOTES

1.       UNAUDITED INFORMATION.

         The balance sheet as of September 30, 2003 and the statements of operations for the nine month periods ended September 30, 2003 and 2002 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company as of September 30, 2003, and the result of operations for the nine months ended September 30, 2003 and 2002.

2.       NEW ACCOUNTING PRONOUNCEMENTS.

         In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150. "Accounting for Certain Financial Instruments with Characteristic of both Liabilities and Equity" (FAS 150"). FAS 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristic of both liabilities and equity. FAS 150 requires that an issuer classify a financial instrument that is within FAS 150's scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. Many of those instruments were previously classified as equity. FAS 150 requires an issuer to classify the following instruments as liabilities (or an asset in some circumstances); mandatory redeemable financial instruments; obligations to repurchase the issuer's equity shares by transferring assets; and certain obligations to issue a variable number of its equity shares. FAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of FAS 150 did not have a material effect on the company's consolidated balance sheet.

         In May 2003, the Emerging Issues Task Force ("EITF") finalized 00-21, "Revenue Arrangements with Multiple Deliverables". This pronouncement addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. Specifically, this issue addresses how to determine whether an arrangement involving multiple deliverables contain more than one unit of accounting. This pronouncement is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. Adoption of the provisions of FITF 00-21 did not have a material impact on the Company's financial statement.

3.       SUBSEQUENT EVENTS.

         On October 14, 2003, the Company entered into an agreement with Diversified Management, L.L.C. to purchase materials to build eight telecommunications towers. The Company issued 400,000,000 shares of common stock in exchange for these towers.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Central Wireless, Inc.
Sarasota, Florida

         We have audited the accompanying consolidated balance sheet of Central Wireless, Inc. and Subsidiaries as of December 31, 2002, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Central Wireless, Inc. and Subsidiaries as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has incurred significant operating losses and its current operations are in the start-up phase. Also, the Company has limited financial resources and is in default under its debt agreements. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HEIN + ASSOCIATES LLP

Dallas, Texas
March 5, 2003

                     CENTRAL WIRELESS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2002

                                             ASSETS

CURRENT ASSETS:
  Cash                                                                                                  $    58,377
  Prepaid expenses                                                                                            2,000
    Total current assets                                                                                     60,377
                                                                                                        -----------
TOWER SITE AND IMPROVEMENT COSTS                                                                            135,000
                                                                                                        -----------
  Total assets                                                                                          $   195,377
                                                                                                        ===========

                                  LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                                                                      $    60,152
  Other accrued expenses                                                                                    284,099
  Notes payable to stockholders, net of discounts of $526,534                                               663,620
                                                                                                        -----------

  Total current liabilities                                                                               1,007,871

COMMITMENTS AND CONTINGENCY (Notes 4, 5 and 8)

STOCKHOLDERS' DEFICIT:
  Preferred stock, $.01 par value, 10,000,000 shares authorized; no shares issued or outstanding                 --
  Common stock, $.001 par value, 250,000,000 shares authorized; 6,127,122 shares outstanding                  6,127
  Additional paid-in capital                                                                              3,549,798
  Accumulated deficit prior to re-entering development stage                                             (3,557,147)
  Accumulated deficit since re-entering development stage                                                  (791,272)
  Treasury stock, at cost; 1,250,000 shares                                                                 (20,000)
                                                                                                        -----------
    Total stockholders' deficit                                                                            (812,494)
                                                                                                        -----------

    Total liabilities and stockholders' deficit                                                         $   195,377
                                                                                                        ===========

       See accompanying notes to these consolidated financial statements.

                     CENTRAL WIRELESS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           FOR THE YEAR ENDED DECEMBER 31,
                                                               2002                2001
                                                           -----------         -----------
GENERAL AND ADMINISTRATIVE EXPENSES                        $   376,896         $        --
                                                           -----------         -----------

OPERATING LOSS                                                (376,896)                 --

INTEREST EXPENSE                                              (155,651)                 --
                                                           -----------         -----------

LOSS FROM CONTINUING OPERATIONS                               (532,547)                 --

DISCONTINUED OPERATIONS:
  Loss from operations of discontinued divisions              (266,177)         (1,593,059)
  Gain (loss) on disposal of discontinued divisions              7,452            (149,540)
                                                           -----------         -----------

  Loss from discontinued operations                           (258,725)         (1,742,599)
                                                           -----------         -----------

NET LOSS                                                   $  (791,272)        $(1,742,599)
                                                           -----------         -----------

LOSS PER SHARE (basic and diluted):
  Continuing operations                                    $      (.13)        $        --
  Discontinued operations                                         (.07)              (2.06)
                                                           -----------         -----------

  Net loss                                                 $      (.20)        $     (2.06)
                                                           -----------         -----------

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                3,805,440             846,284
                                                           ===========         ===========

       See accompanying notes to these consolidated financial statements.

                     CENTRAL WIRELESS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

          FOR THE PERIOD FROM JANUARY 1, 2001 THROUGH DECEMBER 31, 2002

                                                                     Common Stock                  Additional
                                                           ---------------------------------        Paid-in            Accumulated
                                                             Shares              Amount             Capital              Deficit
                                                             ------              ------             -------              -------
BALANCES, January 1, 2001                                     726,448         $       726         $ 1,576,616         $(1,814,548)

Shares issued for services performed in prior year              8,600                   9                  (9)                 --

Beneficial conversion feature of debentures and
  related warrants                                                 --                  --             340,500                  --

Conversion of debentures                                      378,541                 378              55,701                  --

Shares issued for services                                     85,859                  86              97,414                  --

Options granted to consultants                                     --                  --              72,000                  --

Net loss for year                                                  --                  --                  --          (1,742,599)
                                                          -----------         -----------         -----------         -----------

BALANCES, December 31, 2001                                 1,199,448               1,199           2,142,222          (3,557,147)

Shares issued for services                                    888,720                 889             132,111                  --

Conversion of payables and debentures                       1,138,954               1,139             763,152                  --

Beneficial conversion feature of debentures and
  related warrants                                                 --                  --             515,213                  --

Acquisition of assets                                       4,150,000               4,150              (4,150)                 --

Treasury stock acquired                                    (1,250,000)             (1,250)              1,250                  --

Net loss for the year                                              --                  --                  --            (791,272)
                                                          -----------         -----------         -----------         -----------

BALANCES, December 31, 2002                                 6,127,122         $     6,127         $ 3,549,798         $(4,348,419)
                                                          ===========         ===========         ===========         ===========

                                                                               Treasury Stock
                                                                         -----------------------------
                                                                           Shares             Amount              Total
                                                                         ----------        -----------         -----------
BALANCES, January 1, 2001                                                        --        $        --         $  (237,206)

Shares issued for services performed in prior year                               --                 --                  --

Beneficial conversion feature of debentures and related warrants                 --                 --             340,500

Conversion of debentures                                                         --                 --              56,079

Shares issued for services                                                       --                 --              97,500

Options granted to consultants                                                   --                 --              72,000

Net loss for year                                                                --                 --          (1,742,599)
                                                                         ----------        -----------         -----------

BALANCES, December 31, 2001                                                      --                 --          (1,413,726)

Shares issued for services                                                       --                 --             133,000

Conversion of payables and debentures                                            --                 --             764,291

Beneficial conversion feature of debentures and related warrants                 --                 --             515,213

Acquisition of business                                                          --                 --                  --

Treasury stock acquired                                                   1,250,000            (20,000)            (20,000)

Net loss for the year                                                            --                 --            (791,272)
                                                                         ----------        -----------         -----------

BALANCES, December 31, 2002                                               1,250,000        $   (20,000)        $  (812,494)
                                                                         ==========        ===========         ===========


       See accompanying notes to these consolidated financial statements.

                     CENTRAL WIRELESS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                                                               2002                2001
                                                                                            -----------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                  $  (791,272)        $(1,742,599)
  Adjustments to reconcile net loss to net cash used by operating activities:
    Depreciation and amortization                                                                    --              55,028
    Shares issued for services                                                                  133,000              97,500
    Asset impairment                                                                                 --             124,090
    Amortization of beneficial conversion feature of debentures and related warrants            108,779             340,500
    Options granted to consultants                                                                   --              72,000
    Salaries paid by addition to notes payable                                                   88,720             143,397
  Changes in operating assets and liabilities:
    Accounts and note receivable                                                                  7,789              32,618
    Unearned revenues                                                                                --             (21,250)
    Cash overdraft                                                                              (10,781)             10,781
    Accounts payable and accrued expenses                                                       126,331             213,517
    Other                                                                                        31,411             124,418
                                                                                            -----------         -----------
      Net cash used by operating activities                                                    (306,023)           (550,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Site acquisition deposit                                                                     (135,000)                 --

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from sale of debentures                                                          519,400             550,000
  Treasury stock purchased                                                                      (20,000)                 --
                                                                                            -----------         -----------
  Net cash provided by financing activities                                                     499,400             550,000
                                                                                            -----------         -----------

NET CHANGE IN CASH                                                                               58,377                  --

CASH, beginning of year                                                                              --                  --
                                                                                            -----------         -----------

CASH, end of year                                                                           $    58,377         $        --
                                                                                            ===========         ===========

NONCASH TRANSACTIONS -
  Conversion of debentures and payables to common stock                                     $   764,291         $    56,079

SUPPLEMENTAL INFORMATION -
  Cash paid for interest                                                                    $     9,780         $    35,149


       See accompanying notes to these consolidated financial statements.

                     CENTRAL WIRELESS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND BASIS OF PRESENTATION

NATURE OF OPERATIONS

Central Wireless Inc. (formerly e resources, Inc.) (the "Company"), which is composed of the companies described below, was engaged in the creation and development of marketing, media and communications solutions. The Company's operations were composed of Vista, a multi-media production company, which included video streaming on the Internet, and Care Mart, which sold medical supplies over the Internet. The operations of Vista and Care Mart were ceased in 2002 and have been presented on a discontinued operations basis. The Company is considered to have re-entered the development stage on January 1, 2002.

As of December 31, 2002, the Company is in the start-up phase of a business engaged in the development and construction of towers for the transmission of broadband, cellular and other wireless communications signals. Customers consist primarily of individuals, businesses, and broadband and wireless carriers desiring to lease or own their own towers. The Company entered this industry through the acquisition on June 28, 2002 of certain assets from KRC Communications, Inc., a Florida corporation ("KRC"). As a result of the acquisition of the assets from KRC, effective control of the Company changed, new officers were elected and new management was appointed. See Note 5.

The assets acquired from KRC consisted primarily of nine communications site agreements, pursuant to which the Company agreed to construct eight cellular communications towers for the contracting parties (customers) and one tower that is to be constructed and owned by the Company. As of January 28, 2003, final plans had been completed for the Company's tower and for one customer tower and preliminary zoning and engineering work has been completed for one of the other seven customer towers.

REVERSE STOCK SPLIT

On July 26, 2002, each 20 shares of the Company's common stock that were issued and outstanding or reserved for issuance by the Company, were exchanged for one share of common stock. The share amounts in the accompanying financial statements and notes give effect to this reverse split as if it occurred at the beginning of the earliest period presented.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years, or the lease term, if shorter.

Gains and losses resulting from sales and dispositions of property and equipment are included in current operations. Maintenance and repairs are charged to operations as incurred.

                     CENTRAL WIRELESS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

LONG-LIVED ASSETS

The Company's policy is to periodically review the net realizable value of its long-lived assets through an assessment of the estimated future cash flows related to such assets. In the event that assets are found to be carried at amounts in excess of estimated undiscounted future cash flows, then the assets will be adjusted for impairment to a level commensurate with a discounted cash flow analysis of the underlying assets. In 2001, due to the plan to discontinue operations, the Company had written-off its intangible assets entirely and written-down its property and equipment to net realizable value. The property and equipment was abandoned in 2002.

REVENUE RECOGNITION

The Company  recognized  revenue from the discontinued  operations  described in
Note 1 when services were provided or at the time product was shipped to the customer. For tower construction services, the Company uses the percentage of completion method for recognizing revenues. No tower construction revenues have been recognized through December 31, 2002.

STOCK-BASED COMPENSATION

The Company applies Statement of Financial Accounting Standards ("SFAS") No. 123 ACCOUNTING FOR STOCK-BASED COMPENSATION, which requires recognition of the value of stock options and warrants granted based on an option pricing model. However, as permitted by SFAS 123, the Company continues to account for stock options and warrants granted to directors and employees pursuant to Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. See Note 5.

INCOME TAXES

Deferred  tax  assets  and   liabilities  are  recognized  for  the  future  tax
consequences attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases, and operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

FINANCIAL INSTRUMENTS

Management believes that generally the fair value of the Company's notes payable at December 31, 2002 approximate their carrying values due to the short-term nature of the instruments or the use of prevailing market interest rates.

USE OF ESTIMATES

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has incurred significant operating losses and the assets acquired from KRC (see Note 1) are in the start-up phase. Also, the Company has limited financial resources and is in default on its notes payable to shareholders. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management intends to attempt to obtain additional tower projects to enable the Company to meet its obligations and grow in the future. Management also believes the agreement with Alliance Tower, Inc. (Note 9) will assist in this process.

                     CENTRAL WIRELESS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3. TOWER SITE AND IMPROVEMENT COSTS

The Company paid $135,000 to a director of the Company to acquire the contractual rights and related improvements to a tower site located in Parish, Florida. The Company estimates the additional cost to build the tower and place it in service to be approximately $100,000.

4. NOTES PAYABLES TO STOCKHOLDERS


The Company has notes payable to stockholders that total $1,190,154 at December 31, 2002. The notes are summarized below:

Convertible debentures due May 2002, interest at 12%, payable quarterly, collateralized by the Company's
  assets                                                                                                         $  265,629

Convertible debentures due August 2002, interest at 12%, payable quarterly, collateralized by the
  Company's assets                                                                                                  274,525

Convertible debentures due March 2003, interest at 12% payable quarterly, collateralized by the Company
  assets                                                                                                             50,000

Convertible debentures due July 2003, interest at 12% payable quarterly, collateralized by the Company
  assets                                                                                                            200,000

Convertible debentures due September 2003, interest at 12% payable quarterly, collateralized by the
  Company assets                                                                                                    200,000

Convertible debentures due December 2003, interest at 12% payable quarterly, collateralized by the
  Company assets                                                                                                    200,000
                                                                                                                -----------

                                                                                                                  1,190,154
Less discount                                                                                                     (526,534)
                                                                                                                -----------
                                                                                                                $   663,620
                                                                                                                ===========


In May 2001, the Company received $300,000 before offering costs for convertible debentures due May 2002. In August 2001, the Company received an additional $300,000 before offering costs for convertible debentures due August 2002. Each of the debentures bear interest at 12% per annum, payable quarterly. The debentures may be converted into the Company's common stock at the lower of 50% of the average of the lowest three trading prices within the twenty days prior to conversion or $.60 per share. In addition, the Company issued the holders of the debentures warrants to purchase a total of 30,000 shares of common stock at the lesser of $.50 or the average of the lowest three trading prices within the twenty days prior to conversion. The Company recorded the estimated value of the conversion feature and warrants (total of $340,500) as a discount to the debt. Through December 31, 2001, the entire discount of $340,500 had been amortized to interest expense. During 2001 and 2002, $59,846 of the debentures, plus $8,950 of accrued interest had been converted to 784,225 shares of common stock. The Company is in default as the debentures were not repaid when due. Also, the Company is not in compliance with the debentures due to an insufficient amount of authorized shares. The debenture holders have not notified the Company of their intent to accelerate the maturity dates of the debentures. The Company plans to authorize additional shares if or when the current authorized shares are exhausted.

                     CENTRAL WIRELESS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On March 29, 2002, the Company entered into a Letter Agreement (the "Letter Agreement") with four shareholders for the sale of 12% secured convertible debentures, in the principal amount of $50,000, and warrants to purchase up to 2,500 shares of the Company's common stock at a price per share that fluctuates depending on the current market price. Proceeds from the sale of the $50,000 debentures less $10,000 in expenses, were received by the Company on April 8, 2002. The debentures are due March 29, 2003. The debentures may be converted at any time to common stock at a conversion price equal to the lesser of (1) 50% of the average of the lowest three trading prices within the twenty trading days prior to conversion, or (2) $.114 per share. The Company recorded the $35,313 estimated value of the conversion feature and warrants as a discount on the debentures. The discount is being amortized into income using the effective interest rate method over the lives of the debentures.

On July 12, 2002, the Company entered into the 2002 Securities Purchase Agreement with three buyers for the sale of 12% secured convertible debentures, in the principal amount of $600,000, and warrants to purchase up to 120,000 shares of the Company's common stock at a price per share that fluctuates depending on the current market price. The debentures may be converted at any time to common stock at a conversion price equal to the lesser of (1) 50% of the average of the lowest three trading prices within the twenty trading days prior to conversion, or (2) the fixed conversion price, which varies from $.03 to $.10 per share. On July 12, 2002, the Company sold $200,000 in debentures and warrants to purchase 40,000 shares of common stock under this agreement. The proceeds to the Company from the sale were $200,000 less $43,200 in closing costs. The debentures are due in July 2003. On September 12, 2002, the Company sold an additional $200,000 in debentures and warrants to purchase 40,000 shares of common stock. The proceeds to the Company from the sale were $200,000 less $30,200 in closing costs. The debentures are due in September 2003. On December 20, 2002, the Company sold the remaining $200,000 in debentures and warrants to purchase 40,000 shares of common stock under the 2002 Securities Purchase Agreement. The debentures are due in December 2003. The Company recorded the $479,700 estimated value of the conversion feature and warrants as a discount on the debentures. This discount is being amortized into income using the effective interest rate method over the lives of the debentures.

The Company is currently not in compliance with terms of these debentures due to non- payment of interest or principal when due. If the Company is in default under the debenture agreement and if the Company or its subsidiaries make an assignment for the benefit of creditors, or consent to the appointment of a receiver or institute bankruptcy or certain other proceedings, a penalty may apply which would increase the amount due by at least 30% in excess of the amounts previously due under the agreement. The debenture holders have not notified the Company of their intent to accelerate the maturity dates of the debentures.

5.       STOCKHOLDERS' EQUITY

In October 2002 the Company purchased 1,250,000 shares of the Company's common stock at market value from a former director for $20,000. Also in October 2002, the Company issued 800,000 shares to two consultants. The Company plans to appoint one of the consultants to the Board of Directors in 2003.

In June 2002, the Company issued 355,000 shares of common stock as payment for $85,000 of current year services and $270,000 in accrued salaries due officers and stockholders and 366,990 shares of common stock as payment for $366,990 in notes payable and accrued interest due stockholders. The Company also issued 50,000 shares of common stock as payment for current and previously accrued legal fees.

                     CENTRAL WIRELESS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


On June 28, 2002, the Company issued 4,150,000 shares of common stock to acquire certain assets of KRC, consisting primarily of contract rights as described in
Note 1. The transaction was recorded based upon the approximate historical cost of the assets, which was nil.

On July 1, 2002, CareMart, Inc., a wholly-owned subsidiary of the Company that ceased operations in the first quarter of 2002 ("CareMart"), sold certain assets related to its former operations to a stockholder in exchange for the forgiveness of principal and interest outstanding on a promissory note in the approximate amount of $64,000 and cancellation of the remaining outstanding principal and interest under the promissory note. Additionally, as partial consideration for cancellation of the promissory note, the Company issued 50,000 shares of its common stock to the stockholder. The stockholder is related to an individual who was formerly an officer and director of the Company.

On July 1, 2002, the Company sold certain assets related to I'm On Air ("IOA"), a development project that is no longer being pursued by the Company, to an entity controlled by an individual who was the former Chief Executive Officer and a former director of the Company, in exchange for the assumption of certain outstanding Company debts in the amount of $10,000.

In October 2002, the Company issued 800,000 shares of common stock to two consultants in exchange for services. The total value of shares issued was recorded at $48,000 based on the market value of the Company's stock on the date of the agreements.

During 2001, the Company issued a total of 85,859 shares of common stock to various consultants in exchange for services. The total value of shares issued was recorded at $97,500, based on the market value of the Company's stock on the dates of the various agreements.

PREFERRED STOCK

In August 2002, the Company authorized 10,000,000 shares of preferred stock, which may be issued with rights and preferences as determined by the Company's board of directors.

6.       STOCK OPTION PLAN

In July 2000, the Company's board of directors approved a stock option agreement, which provides for Non Statutory Options and Incentive Stock Options to be granted employees and consultants as approved by the Company's compensation committee of the board of directors. Stock option transactions were:

                                                                                              WEIGHTED
                                                                      WEIGHTED AVERAGE      AVERAGE FAIR
                                                       SHARES          EXERCISE PRICE          VALUE
                                                       ------          --------------          -----
Options outstanding at January 1, 2001                   56,250             $ 7.00
Granted in 2001                                         118,750             $ 1.00             $ .42
                                                     ----------             -------            ------
Options outstanding at December 31, 2001                175,000             $ 2.93
Granted in 2002                                              --             $   --             $  --
Options cancelled in 2002                             (175,000)             $ 2.93
                                                     ----------             -------            ------
Options outstanding at December 31, 2002                     --                                $  --
                                                     ==========             =======            ======

                     CENTRAL WIRELESS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company granted 56,250 options in 2000 with exercise prices ranging from $7.70-$4.00. The grants included 50,000 options for employees and 6,250 options for consultants. 51,125 of these options were originally granted with an exercise price of $15 and subsequently re-priced to $7.00-$7.70. No compensation expense was recognized in 2000 for the consultant options because the accrual of the vesting of these options through December 31, 2000 was insignificant. Certain of the options initially included four year vesting terms, however, as of December 31, 2001 the Company declared all options fully vested. Therefore, the Company recognized the full compensation expense related to the consultant options of $72,000 in 2001.

The Company granted 118,750 options in 2001 with exercise prices ranging from $1.76-$.12. The grants included 108,750 options for employees and 10,000 options for consultants. No compensation expense was recognized in 2001 for the consultant options because it was insignificant.

No options were granted in 2002. All options expired in 2002 without being exercised as a result of the termination of the holders' employment with the Company.

PRO FORMA STOCK-BASED COMPENSATION DISCLOSURES

As discussed in Note 2, the Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options. Accordingly, no compensation cost has been recognized for grants of options to employees since the exercise prices were not lower than the market prices of the Company's common stock on the measurement dates. Had compensation been determined based on the estimated fair value at the measurement dates for options granted under the plan consistent with the method prescribed by SFAS No. 123 (including considering the effect of re-pricing), the Company's net loss and loss per share would have been changed to the pro forma amounts indicated below.


                                                                                         2001
                                                                                      -----------
Net loss:
  As reported                                                                         $(1,742,599)
  Stock based employee compensation expense determined under fair value method           (392,100)
                                                                                      -----------

Pro forma                                                                             $(2,134,699)
  Net loss per common share:
  As reported                                                                         $     (2.06)
  Pro forma                                                                           $     (2.52)

The fair value of each option granted during fiscal year 2001 was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Expected volatility                                                         100%
Risk-free interest rate                                                     4.00%
Expected dividends                                                           --
Expected terms (in years)                                                     4


7.       INCOME TAXES

There was no provision for income taxes for the years ended December 31, 2002 and 2001 due to the net loss incurred for each year. The Company had no material deferred tax liabilities at December 31, 2002.

                     CENTRAL WIRELESS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company had deferred tax assets at December 31, 2002 as follows:

Net operating loss (see below)                                        $ 144,000
Valuation allowance                                                    (144,000)
                                                                      ---------

                                                                      $      --
                                                                      =========

At December 31, 2002, the Company's net operating loss (NOL) carryforward for federal income tax purposes, that was incurred subsequent to the change in control described in Note 1, was approximately $414,000. This NOL will expire, if unused, in 2022.

The Company's NOL prior to the change in control will be substantially limited and is not included in the deferred tax asset table above.

8.       COMMITMENTS

The Company purchased contracts for the construction of cell towers from KRC. To date, the Company has received approval to start construction of a 200 foot monopole in Sarasota, Florida and has started planning and engineering work on a second site. The Company has agreed to construct an additional six towers for which no costs have been incurred to date.

9.       SUBSEQUENT EVENTS

In February 2003, the Company issued 100,000,000 shares of its common stock to three individuals, two of whom are directors, in exchange for their personal holdings of 100,000,000 shares of Alliance Tower, Inc. stock. These shares represent approximately 9% of the issued and outstanding stock of Alliance Tower, Inc.

In March 2003, the Company adopted the 2003 stock incentive plan which authorizes the use of options to purchase 50,000,000 shares of the Company's common stock as incentives to employees, non-employee directors and consultants.


                                  ************

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT CENTRAL WIRELESS, INC. EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                 -----------------------

This prospectus does not constitute an offer to sell, or                         ---------------------
a solicitation of an offer to buy any securities:

                                                                                     PROSPECTUS

   / /   except the common stock offered by this
         prospectus;                                                             ---------------------

   / / in any jurisdiction in which the offer or solicitation is not authorized;

   / /   in any jurisdiction where the dealer or other                     888,224,128 SHARES OF COMMON STOCK
         salesperson is not qualified to make the offer
         or solicitation;

   / /   to any person to whom it is unlawful to make the                        CENTRAL WIRELESS, INC.
         offer or solicitation; or

   / / to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale                          ______________, 2003
does not imply that:

   / / there have been no changes in the affairs of Central Wireless after the date of this prospectus; or

   / / the information contained in this prospectus is correct after the date of this prospectus.

                 -----------------------


Until _________, 2004, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Central Wireless from and against certain claims arising from or related to future acts or omissions as a director or officer of Central Wireless. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Central Wireless pursuant to the foregoing, or otherwise, Central Wireless has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Central Wireless will pay all expenses in connection with this offering.

                   Securities and Exchange Commission Registration Fee                  $        914.20
                   Printing and Engraving Expenses                                      $      2,500.00
                   Accounting Fees and Expenses                                         $     15,000.00
                   Legal Fees and Expenses                                              $     50,000.00
                   Miscellaneous                                                        $     16,585.80
                                                                                        ---------------
                   TOTAL                                                                $     85,000.00
                                                                                        ===============


SALES OF UNREGISTERED SECURITIES

         Beginning with December 1, 2000 through December 15, 2003, Central Wireless had the following unregistered issuances of securities:

            2001 CONSULTANT SHARES.

            In March 2001,  we issued  8,625  shares of common  stock to certain financial, legal and business consultants, and warrants to purchase an additional 8,625 shares of common stock in exchange for services rendered to us in fiscal 2000. The services, valued at their ordinary costs, were worth $85,000. The warrants have an exercise price of $2.50 per share, were immediately exercisable upon issuance, and expire on December 31, 2010. The securities were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D, Rule 504 under the Securities Act of 1933.

            2001 SECURITIES PURCHASE AGREEMENT.

            On May 8, 2001, we entered into the 2001 Securities Purchase Agreement with two of the Investors, AJW Partners, LLC and New Millennium Capital Partners II, LLC, for the sale of 12% secured convertible debentures, in the principal amount of up to $600,000 and warrants to purchase up to 30,000 shares of our common stock. The debentures are convertible into shares of our common stock and matured on May 8, 2002. On May 8, 2001, we sold an aggregate of $300,000 in debentures, plus warrants to acquire 15,000 shares of our common stock. The warrants expire on May 8, 2004. The proceeds from the sale were $300,000, less $49,000 in expenses.

            The debentures issued under the 2001 Securities Purchase Agreement are convertible into shares of our common stock at the conversion price, which is equal to the lesser of (i) 50%, multiplied by the average of the lowest three trading prices for our common stock during the 20 trading days immediately prior to the notice of conversion, and (ii) $0.60. The warrants are exercisable at an exercise price per share equal to the lesser of (i) $0.50 and (ii) the average of lowest three trading prices for our common stock during the 20 trading days immediately prior to exercise. Pursuant to the terms of the 2001 Securities Purchase Agreement, we are required to reserve for issuance, two times the number of shares of common stock that may be converted from the debentures or exercised pursuant to the warrants.

            In connection with the 2001 Securities Purchase Agreement, we granted certain demand and piggyback registration rights to the Investors, and agreed to prepare a Registration Statement registering the securities underlying the debentures and the warrants for resale by the Investors. In addition, we granted a first priority security interest in substantially all of our assets to secure our obligations under the 2001 Securities Purchase Agreement.

            JULY 2001 SALE UNDER THE 2001 SECURITIES PURCHASE AGREEMENT.

            On July 30, 2001, we sold an additional $300,000 in debentures and warrants to purchase an additional 15,000 shares of common stock, to AJW
Partners, LLC and New Millennium Capital Partners, II, LLC under the 2001 Securities Purchase Agreement. The debentures are convertible into shares of our common stock and matured on July 30, 2002. The warrants expire July 30, 2004. The proceeds to us from the sale of the July 30, 2002 debentures and warrants were $300,000, less $40,500 in expenses. The debentures and warrants sold under the 2001 Securities Purchase Agreement were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D, Rule 506 promulgated under the Securities Act of 1933.

            The debentures issued under the 2001 Securities Purchase Agreement are convertible into shares of our common stock at the conversion price, which is equal to the lesser of (i) 50%, multiplied by the average of the lowest three trading prices for our common stock during the 20 trading days immediately prior to the notice of conversion, and (ii) $0.60. The warrants are exercisable at an exercise price per share equal to the lesser of (i) $0.50 and (ii) the average of lowest three trading prices for our common stock during the 20 trading days immediately prior to exercise.

            ACTION STOCKS.

            On June 27, 2001, we issued 32,084 shares of common stock to Action Stocks, Inc. ("Action Stocks") and 1,250 shares of common stock to a principal of Actions Stocks for services rendered. The shares were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D promulgated under the Securities Act of 1933.

            CONSULTING FEES MAY 2001.

            On July 13, 2001, we issued 26,250 shares of our common stock to a financial services firm in connection with a consulting agreement entered into between our company and NIR on May 8, 2001. The shares were issued for services rendered. The shares were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D promulgated under the Securities Act of 1933.

            CONSULTING FEES AUGUST 2001.

            On August 7, 2001, we issued 26,250 shares of our common stock to the same financial services firm in connection with a second consulting agreement entered into between our company and the firm on August 1, 2001. The shares were issued for services rendered. The shares were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D promulgated under the Securities Act of 1933.

            2002 LETTER AGREEMENT.

            On March 29, 2002, we entered into a Letter Agreement (the "Letter Agreement") with the Investors (AJW Partners, New Millennium AJW Offshore, and AJW Qualified) for the sale of 12% secured convertible debentures, in the principal amount of up to $50,000, and warrants to purchase up to 2,500 shares of our common stock at a price per share that fluctuates depending on the current market price. The sale of these debentures and warrants are subject to the terms of the 2001 Securities Purchase Agreement. The proceeds from the sale of $50,000 less $10,000 in expenses, were received by us on April 8, 2002. As part of the sale, we agreed to offer any future offerings of our securities first to the Investors, for a period beginning on March 29, 2002 and ending 120 days after the effective date of the filing of the Registration Statement registering the shares of common stock that may be offered by the Investors for resale upon conversion of the debentures and exercise of the warrants. The securities were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D promulgated under the Securities Act of 1933.

            The debentures are convertible into shares of our common stock at the conversion price, which is equal to the lesser of (i) 50%, multiplied by the average of the lowest three trading prices for our common stock during the 20 trading days immediately prior to the notice of conversion, and (ii) $.114. The warrants are exercisable at an exercise price per share equal to the lesser of
(i) $.056 and (ii) the average of lowest three trading prices for our common stock during the 20 trading days immediately prior to exercise. The warrants expire on March 29, 2005.

            2002 SECURITIES PURCHASE AGREEMENT.

            On July 12, 2002, we entered into the 2002 Securities Purchase Agreement with AJW Qualified and AJW Offshore, for the sale of (i) 12% secured convertible debentures in the aggregate principal amount of up to $600,000, convertible into shares of our common stock, and (ii) warrants to purchase up to 120,000 shares of our common stock.

            On July 12, 2002, and on September 12, 2002, pursuant to the 2002 Securities Purchase Agreement, we sold an aggregate of (i) $400,000 in debentures, and (ii) warrants to purchase 80,000 shares of common stock. The proceeds from the sales were an aggregate of approximately $326,600 ($400,000 less closing expenses and disbursements). In addition, the Investors will purchase an additional $200,000 in debentures and warrants covering 40,000 shares of our common stock.

            The debentures issued under the 2002 Securities Purchase Agreement are convertible, at the option of the Investors, into shares of our common stock at a conversion price that is equal to the lesser of (i) 50%, multiplied by the average of the lowest three trading prices for our common stock during the 20 trading days immediately prior to the date of the Investors' notice of conversion, and (ii) $0.10. The warrants are exercisable at an exercise price per share equal to $0.20. The debentures one year from the date of issuance. Pursuant to the terms of the 2002 Securities Purchase Agreement, we are required to reserve for issuance to the Investors, two times the number of shares of common stock that may be converted from the debentures or exercised pursuant to the warrants.

            In connection with the 2002 Securities Purchase Agreement, we granted certain demand and piggyback registration rights to the Investors, and agreed to prepare this Registration Statement registering the securities underlying the debentures and the warrants. In addition, we granted to the Investors a first priority security interest in substantially all of our assets to secure our obligations under the debentures and the warrants. Moreover, Kenneth W. Brand, our Chief Executive Officer and Keith Roy Chrismon, our former President and former Chairman of the Board, each pledged the shares of our common stock owned by them at that time, to guarantee our company's obligations under the 2002 Securities Purchase Agreement.

            AUGUST 2003 SECURITIES PURCHASE AGREEMENT.

                  Central Wireless entered into a Securities Purchase Agreement on August 19, 2003 with AJW Qualified and AJW Offshore, which have previously purchased debentures from the Company. Pursuant to the terms of the Securities Purchase Agreement, these entities have purchased a total of Two Hundred Thousand Dollars ($200,000) of 12% convertible debentures from the Company and warrants to purchase Eight Hundred Thousand (800,000) shares of the Company's common stock. The convertible debentures have a one-year term and the warrants would have to be exercised within five (5) years from the date of issuance at an exercise price of $0.01. The debentures are convertible at the lesser of (i) $0.005 and (ii) 50% of the average of the three (3) lowest intraday trading prices during the twenty (20) trading day period ending one (1) trading day prior to the date a conversion notice is sent by the holder.

            DECEMBER 2003 SECURITIES PURCHASE AGREEMENT.

                  Central Wireless entered into a Securities Purchase Agreement on December 15, 2003 with AJW Partners and New Millennium, which have previously purchased debentures from the Company. Pursuant to the terms of the Securities Purchase Agreement, these entities have purchased a total of One Hundred Twenty-Five Thousand Dollars ($125,000) of 12% convertible debentures from the
Company and warrants to purchase Six Hundred Twenty-Five Thousand (625,000) shares of the Company's common stock. The convertible debentures have a two-year term and the warrants would have to be exercised within five (5) years from the date of issuance at an exercise price of $0.01. The debentures are convertible at the lesser of (i) $0.012and (ii) 50% of the average of the three (3) lowest intraday trading prices during the twenty (20) trading day period ending one (1) trading day prior to the date a conversion notice is sent by the holder.

            SECURITIES ISSUED UPON CONVERSION OF  DEBENTURES

            The transactions reported below have been adjusted to take into account the twenty-to-one (20:1) reverse stock split effective July 26, 2002:

            On July 12, 2001, AJW Partners and New Millennium each elected to convert $6,250 in principal amount of debentures issued under the 2001 Securities Purchase Agreement, into shares of our common stock. They were each issued approximately 10,522 shares, at a conversion price of approximately $0.59 a share.

            On July 19, 2001, AJW Partners and New Millennium each elected to convert $2,564.38 in interest payable on the debentures issued under the 2001 Securities Purchase Agreement, due as of June 30, 2001, into shares of our common stock. They were each issued approximately 4,317 shares, at a conversion price of approximately $0.59 a share.

            On July 20, 2001, AJW Partners and New Millennium each elected to convert $6,250 in principal amount of debentures issued under the 2001 Securities Purchase Agreement, into shares of our common stock. They were each issued approximately 15,625 shares, at a conversion price of approximately $0.40 a share.

            On August 14, 2001, AJW Partners and New Millennium Capital each elected to convert $6,250 in principal amount of debentures issued under the 2001 Securities Purchase Agreement, into shares of our common stock. They were each issued approximately 31,250 shares, at a conversion price of approximately $0.20 a share.

            On October 1, 2001, AJW Partners and New Millennium each elected to convert $3,125 in principal amount of debentures issued under the 2001 Securities Purchase Agreement, into shares of our common stock. They were each issued approximately 31,250 shares, at a conversion price of approximately $0.10 a share.

            On November 8, 2001, AJW Partners and New Millennium each elected to convert $1,200 in principal amount of debentures issued under the 2001 Securities Purchase Agreement, into shares of our common stock. They were each issued approximately 20,690 shares, at a conversion price of approximately $0.58 a share.

            On November 21, 2001, AJW Partners and New Millennium each elected to convert $1,200 in principal amount of debentures issued under the 2001 Securities Purchase Agreement, into shares of our common stock. They were each issued approximately 20,690 shares, at a conversion price of approximately $0.58 a share.

            On December 28, 2001, AJW Partners and New Millennium each elected to convert $1,200 in principal amount of debentures issued under the 2001 Securities Purchase Agreement into shares of our common stock. They were each issued approximately 23,077 shares, at a conversion price of approximately $0.52 a share.

            On December 31, 2001, AJW Partners and New Millennium each elected to convert $1,911 in interest on the principal amount of debentures issued under the 2001 Securities Purchase Agreement into shares of our common stock. They were each issued approximately 31,850 shares, at a conversion price of approximately $0.06 a share.

            On February 20, 2002 AJW Partners and New Millennium each elected to convert $1,875 in principal amount of debentures into shares of our common stock. They were each issued approximately 31,250 shares, at a conversion price of approximately $0.06 a share.

            On February 20, 2002 the Buyers under the Securities Purchase Agreement each elected to convert $1,875 in principal amount of convertible debentures into shares of e resources common stock. The Buyers were issued 625,000 shares at a conversion price of $0.003 a share, respectively.

            On May 23, 2003, 5,072,464 restricted shares were issued to investors pursuant to the conversion of $35,000 of convertible debentures.

            On June 26, 2003, 4,861,112 restricted shares were issued to investors pursuant to the conversion of $35,000 of convertible debentures.

            On July 6, 2003, 4,487,178 restricted shares were issued to investors pursuant to the conversion of $35,000 of convertible debentures.

            On July 21, 2003, 4,794,520 restricted shares were issued to investors pursuant to the conversion of $35,000 of convertible debentures.

            On August 4, 2003, 5,072,462 restricted shares were issued to investors pursuant to the conversion of $35,000 of convertible debentures.

            On August 22, 2003, 5,072,462 shares were issued to investors pursuant to the conversion of $35,000 of convertible debentures.

            On September 22, 2003, 3,336,182 shares were issued to investors pursuant to the conversion of $13,344.72 of convertible debentures.

            On October 4, 2003, 3,511,768 shares were issued to investors pursuant to the conversion of $13,344.72 of convertible debentures.

            On October 15, 2003, 3,812,776 shares were issued to investors pursuant to the conversion of $13,344.72 of convertible debentures.

            On October 24, 2003, 4,043,854 shares were issued to investors pursuant to the conversion of $13,344.72 of convertible debentures.

            On November 10, 2003, 4,043,854 shares were issued to investors pursuant to the conversion of $13,344.72 of convertible debentures.

            On November 15, 2003, 3,812,772 shares were issued to investors pursuant to the conversion of $13,344.72 of convertible debenture.

            On December 1, 2003, 3,812,772 shares were issued to investors pursuant to the conversion of $13,344.72 of convertible debenture.

            On December 4, 2003, 3,032,890 shares were issued to investors pursuant to the conversion of $13,344.72 of convertible debenture.

            On December 11, 2003, 2,517,872 shares were issued to investors pursuant to the conversion of $13,344.72 of convertible debenture.

            KRC ACQUISITION

            In connection with the acquisition of certain assets from KRC in June 2002, we issued an aggregate of 4,150,000 shares of common stock to certain persons designated by KRC. Immediately after the acquisition, the shares of common stock issued by us in exchange for the assets represented approximately 66% of the issued and outstanding shares of our common stock, resulting in a change in control.

            Listed below are the names of the persons and companies who received shares of common stock pursuant to our agreement with KRC, the number of shares of common stock received by each such person, and the percentage of our common stock beneficially owned (directly or indirectly) by each such person, as of July 2, 2002:


                                            No. of Shares             %  of Shares Beneficially
Name                                       Beneficially Owned(1)             Owned (1)
----                                       ---------------------             ---------
Kenneth W. Brand                                1,125,000                    18%
Keith Roy Chrismon(2)                           1,125,000                    18%
Steven W. Troyan                                1,125,000                    18%
Sharon R. Hetman                                  250,000                     4%
Michael S. Delin                                  150,000                     2%
Amber Run LLC(3)                                  187,500                     3%
Quandry LLC(4)                                    187,500                     3%

TOTAL:                                          4,150,000                    66%

(1) The number of shares reported in the table have been adjusted to take into account the twenty-to-one (20:1) reverse stock split effective July 26, 2002.

(2) Keith Roy Chrismon is the sole shareholder of KRC Communications, Inc.

(3) Quandry, L.L.C. is a Florida limited liability company. Holly M. Hawk may be deemed to be a beneficial owner of the shares of common stock owned by Quandry, L.L.C. because as the manager of Quandry, L.L.C., she has the power to direct the voting and disposition of such shares. Ms. Hawk, however, specifically disclaims beneficial ownership of all shares held by Quandry, L.L.C.

(4) Amber Run, L.L.C. is a Florida limited liability company. Troy H. Myers, Jr. may be deemed to be a beneficial owner of the shares of common stock owned by Amber Run, L.L.C. because as the manager of Amber Run, L.L.C., he has the power to direct the voting and disposition of such shares. Mr. Myers, however, specifically disclaims beneficial ownership of all shares held by Amber Run, L.L.C.

            CAREMART ASSET SALE

            On July 1, 2002, CareMart, Inc., a wholly-owned subsidiary of the Company that ceased operations in the first quarter of 2002 ("CareMart"), sold certain assets related to its former operations to a stockholder in exchange for the forgiveness of principal and interest outstanding on a promissory note in the approximate amount of $64,000 and cancellation of the remaining outstanding principal and interest under the promissory note. Additionally, as partial consideration for cancellation of the promissory note, the Company issued 50,000 shares of its common stock to the stockholder. The stockholder is related to the Company's former president and member of the board of directors.

            SHARES FOR FORGIVENESS OF DEBT

            In June 2002, we issued 52,330 shares of our common stock to Amen Corner, L.P., a limited partnership that controlled by Mr. Curtis, in exchange for the cancellation of a $50,000 promissory note held by Amen Corner, L.P. The shares were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D promulgated under the Securities Act of 1933.

            In June 2002, we issued 52,330 shares of our common stock to E. Slavin, a shareholder, in exchange for the cancellation of principal and interest outstanding under a $50,000 promissory note held by E. Slavin. The shares were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D promulgated under the Securities Act of 1933.

            In June 2002, we issued 52,330 shares of our common stock to G. Kevlin, a shareholder, in exchange for the cancellation of principal and interest outstanding under a $50,000 promissory note held by G. Kevlin. The shares were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D promulgated under the Securities Act of 1933.

            On January 13, 2003, 1,500,000 shares at a market value of $0.03 were issued to Sharon Hetman for payment of a $45,000 note.

            CONSULTING SHARES

            In June 2002, we issued 60,000 shares of our common stock to Robert Lee Matzig, for consultation services rendered by Mr. Matzig in the amount of $60,000. During his tenure with us, Mr. Matzig held various officer positions and served as a director of our company. The shares were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D promulgated under the Securities Act of 1933.

            In June 2002, we issued 50,000 shares of our common stock to Hallett & Perrin, P.C., our attorneys, for legal services rendered to us in the amount of $50,000. The shares were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D promulgated under the Securities Act of 1933.

            In June 2002, we issued 25,000 shares of our common stock to R. Distler, a consultant, for services rendered to us in the amount of $25,000. The shares were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D promulgated under the Securities Act of 1933.

            On January 20, 2003, 100,000 shares were issued to retain the services of Ronald A. Jones, as an independent director, at a market value of $0.02 per share for a total of $2,000. The shares were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D promulgated under the Securities Act of 1933.

            SHARES ISSUED FOR DEFERRED COMPENSATION

            In June 2002, we issued 145,000 shares of our common stock to Christopher D. Curtis, our former Chief Executive Officer, in lieu of $145,000 in deferred salary payments and in exchange for his release of claims for unpaid deferred compensation earned by him in fiscal 2000, 2001 and 2002. The shares were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D promulgated under the Securities Act of 1933.

            In June 2002, we issued 125,000 shares of common stock to Charles C. Cunningham, our former President, in lieu of $125,000 in deferred salary payments and in exchange for his release of claims for unpaid deferred compensation earned by him in fiscal 2000, 2001 and 2002. The shares were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D promulgated under the Securities Act of 1933.

            On August 12, 2003, the Company issued 1,500,000 restricted shares to each of Michael Delin, Robert Sandburg, Kenneth W. Brand and Steven Troyan in exchange for accrued and unpaid compensation. The stock was priced at its fair market value, or $0.0115 per share, corresponding to $17,250 of accrued and unpaid compensation for each recipient of the shares of common stock. The shares were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D promulgated under the Securities Act of 1933.

            CURTIS NOTES

            In June 2002, we issued 210,000 shares of our common stock to Mr. Curtis in exchange for the cancellation of $210,000 in promissory notes and accounts receivable owed to Mr. Curtis. The shares were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D promulgated under the Securities Act of 1933.

         2003 EQUITY LINE OF CREDIT.

         Central Wireless entered into a Equity Line of Credit on October 24, 2003 with the following parties: AJW Partners, LLC/AJW Qualified Partners, LLC, AJW Offshore, Ltd/New Millennium Capital Partners II, LLC and Equilibrium Equity, LLC. Under the Equity Line of Credit Agreement, the investors shall purchase up to Five Million Dollars ($5,000,000) of the Company's common stock during thirty-six (36) month commitment period. The investors' obligation to purchase the Company's common stock is subject to certain terms and conditions contained within the Equity Line of Credit, including that the SEC declare a registration statement relating to the shares of common stock sold under the Equity Line of Credit effective. Pursuant to the terms of the Equity Line of Credit, the Company may sell stock to the investors at a 13% discount to the average of three (3) lowest intra-day trading prices during the five (5) consecutive trading day period immediately following an advance notice. The Company may not submit an advance within ten (10) trading days of a prior advance notice. There are also limits on the amount of each advance notice.

            OTHER ISSUANCES

            On February 20, 2003, 100,000,000 shares were issued and exchange in accordance with a Share Exchange Agreement, dated March 6, 2003, between the Company and Alliance Towers, Inc. The shares were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D promulgated under the Securities Act of 1933.

            On June 11, 2003, 1,600,000 restricted shares were pursuant to a agreement to be licensed in eight (8) states to perform General Contracting Services. The shares were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D promulgated under the Securities Act of 1933.

            On October 14, 2003, 400,000,000 restricted shares were issued in accordance to an Asset Purchase Agreement between the Company and Diversified Management. The shares were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D promulgated under the Securities Act of 1933.

EXHIBITS

         (A)      EXHIBITS.

EXHIBIT NO.         DESCRIPTION
-----------         -----------
2.1                 Asset Purchase Agreement dated June 28, 2002 by and among e resources inc, KRC  Communications,
                    Inc. and Keith Roy Chrimson. (9)

3.1                 Articles of Incorporation, filed with the Utah Secretary of State on March 8, 1987. (8)

3.2                 Articles of Amendment to the Articles of Incorporation,  filed with the Utah Secretary of State on February 3, 1995. (8)

3.3                 Articles of Amendment to the Articles of Incorporation,  filed with the Utah Secretary of State on June 9, 1999. (8)

3.4                 Articles of Amendment to the Articles of Incorporation,  filed with the Utah Secretary of State on February 7, 2000. (8)

3.5                 Articles of Amendment to the Articles of Incorporation,  filed with the Utah Secretary of State on March 24, 2000. (8)

3.6                 Articles of Amendment to the Articles of Incorporation,  filed with the Utah Secretary of State on August 21, 2002. (1)

3.7                 First Amended and Restated Bylaws of the Company. (3)

3.8                 Articles of Amendment to the Articles of Incorporation,  filed with the Utah Secretary of State in October, 2003. (11)

4.1                 Securities Purchase Agreement, dated May 8, 2001. (2)

4.2                 Form of Secured Convertible Debenture, dated May 8, 2001. (2)

4.3                 Form of Stock Purchase Warrant, dated May 8, 2001. (2)

4.4                 Registration Rights Agreement, dated May 8, 2001. (2)

4.5                 Security Agreement, dated May 8, 2001. (2)

4.6                 Guaranty and Pledge Agreement, dated May 8, 2001. (2)

4.7                 Form of Secured Convertible Debenture, dated July 30, 2001. (3)

4.8                 Form of Stock Purchase Warrant, dated July 30, 2001. (3)

4.9                 Letter Agreement, dated March 29, 2002. (3)

4.10                Form of Secured Convertible Debenture, dated March 29, 2002. (3)

4.11                Form of Stock Purchase Warrant, dated March 29, 2002. (3)

4.12                Security Agreement, dated March 29, 2002. (3)

4.13                Securities Purchase Agreement, dated July 12, 2002. (4)

4.14                Form of Secured Convertible Debenture, dated July 12, 2002. (4)

4.15                Form of Stock Purchase Warrant, dated July 12, 2002. (4)

4.16                Registration Rights Agreement, dated July 12, 2002. (4)

EXHIBIT NO.         DESCRIPTION
-----------         -----------
4.17                Security Agreement, dated July 12, 2002. (4)

4.18                Form of Guaranty and Pledge Agreement, dated July 12, 2002. (4)

4.19                Letter Agreement, dated November 5, 2002.(12)

4.20                Securities Purchase Agreement, dated August 19, 2003  (11)

4.21                Form of Secured Convertible Debenture, dated August 19, 2003  (11)

4.22                Form of Stock Purchase Warrant, dated August 19, 2003  (11)

4.23                Registration Rights Agreement, dated August 19, 2003  (11)

4.24                Security Agreement, dated August 19, 2003  (11)

4.25                Intellectual Property Security Agreement, dated August 19, 2003  (11)

4.26                Registration Rights Agreement, dated October 24, 2003  (11)

4.27                Private Equity Line Funds Escrow Agreement, dated October 24, 2003  (11)

4.28                Private Equity Line of Credit Agreement, dated October 24, 2003  (11)

4.29                Securities Purchase Agreement, dated December 15, 2003  (13)

4.30                Form of Secured Convertible Debenture, dated December 15, 2003  (13)

4.31                Form of Stock Purchase Warrant, dated December 15, 2003  (13)

4.32                Registration Rights Agreement, dated December 15, 2003  (13)

4.33                Security Agreement, dated December 15, 2003  (13)

4.34                Intellectual Property Security Agreement, dated December 15, 2003  (13)

5.1                 Opinion of Leonard E. Nielson, P.C.  (Re: Legality)(13)

10.1                Asset Purchase Agreement dated October 14, 2003 between the Company and Diversified Management,
                    L.L.C.(11)

23.1                Consent of Leonard E. Nielson, P.C. (incorporated by reference to Exhibit 5.1 herein)

23.2                Consent of Hein + Associates LLP(13)

99.1                Share Exchange Agreement effective as of February 20, 2003 by and among Central Wireless, Inc.,
                    Kenneth W. Brand, Robert Sandburg and Michael Delin. (10)

----------------
(1) Filed with the Commission on August 29, 2003 as an attachment to your Form SB-2 and incorporated herein by reference.

(2) Filed with the Commission on May 14, 2001 as an attachment to our Form 8-K and incorporated by reference.

(3) Filed with the Commission on May 8, 2002 as an attachment to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, and incorporated by reference.

(4) Filed with the Commission on July 16, 2002 as an attachment to our Form 8-K and incorporated by reference.

(5) Filed with the Commission on May 8, 2002, and incorporated by reference.

(6) Filed with the Commission on May 23, 2002 and incorporated by reference.

(7) Filed with the Commission on August 19, 2002 and incorporated by reference.

(8) Filed with the Commission on June 13, 2001 as an attachment to our Registration Statement on Form SB-2 and incorporate by reference.

(9) Filed with the Commission on July 12, 2002 as an attachment to our Form 8-K and incorporated by reference.

(10) Filed with the Commission on March 6, 2003 as an attachment to our Form 8-K and incorporated by reference.

(11) Filed with the Commission on November 18, 2003 as an attachment to our Form 10-QSB and incorporated by reference.

(12) Filed with the Commission on December 9, 2002 as an attachment to our Form SB-2/A and incorporated by reference.

(13)     Provided herewith.

UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i)  Include  any  prospectus  required  by  Sections
10(a)(3) of the Securities Act of 1933 (the "Act");

                           (ii)  Reflect in the  prospectus  any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii)  Include  any  additional  or changed  material
information on the plan of distribution;

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on December 24, 2003.


                                  CENTRAL WIRELESS ,INC.

December 24, 2003                 By: /s/ Kenneth W. Brand
                                      --------------------------
                                      Kenneth W. Brand
                                      Chief Executive Officer, Acting
                                      Principal Accounting Officer and Director

         Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated

/s/ Kenneth W. Brand                                            December 24, 2003
--------------------------------------------                    ------------------------------
Kenneth W. Brand                                                Date
Chief Executive Officer, Acting
Principal Accounting Officer and Director


/s/ Steven W. Troyan                                            December 24, 2003
--------------------------------------------                    ------------------------------
Steven W. Troyan                                                Date
Director


/s/ Ronald Jones                                                December 24, 2003
--------------------------------------------                    ------------------------------
Ronald Jones                                                    Date
Director


/s/ Sharon R. Hetman                                            December 24, 2003
--------------------------------------------                    ------------------------------
Sharon R. Hetman                                                Date
Director